Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-155735

Prospectus Supplement to Prospectus dated June 4, 2009.

2,250,000 Shares

6.25% Mandatory Convertible Preferred Stock, Series A

Unisys Corporation

We are offering 2,250,000 shares of our 6.25% Mandatory Convertible Preferred Stock, with an initial liquidation preference of $100 per share (our “mandatory convertible preferred stock”).

We will pay dividends on each share of our mandatory convertible preferred stock on a cumulative basis at an annual rate of 6.25% of the initial liquidation preference of $100 per share. Dividends will accrue and cumulate from the date of issuance and, to the extent that we have lawfully available funds to pay dividends and our board of directors or an authorized committee of our board of directors declares a dividend payable, we will pay dividends on March 1, June 1, September 1, and December 1 of each year prior to March 1, 2014 in cash and on March 1, 2014 or any earlier conversion date in cash, shares of our common stock, or a combination thereof, at our election and subject to the share cap (as defined herein). The first dividend payment, if declared, will be made on June 1, 2011, in the expected amount of $1.5799 per share of our mandatory convertible preferred stock, which will reflect the time period from the date of issuance to, but not including, June 1, 2011.

Each share of our mandatory convertible preferred stock has a liquidation preference of $100, plus an amount equal to accrued and unpaid dividends. Each share of our mandatory convertible preferred stock will automatically convert on March 1, 2014 into between 2.1899 and 2.6717 shares of our common stock (respectively, the “minimum conversion rate” and “maximum conversion rate”), each subject to adjustment, depending on the average VWAP (as defined herein) per share of our common stock over the 20 trading day period ending on, and including, the third trading day prior to such date. At any time prior to March 1, 2014, holders may elect to convert all or a portion of their shares of our mandatory convertible preferred stock at the minimum conversion rate of 2.1899 shares of our common stock, subject to adjustment. In addition, upon the occurrence of a fundamental change (as defined herein), holders may elect to convert all or a portion of their shares of our mandatory convertible preferred stock into a number of shares of our common stock equal to the fundamental change conversion rate (as defined herein).

Prior to this offering, there has been no public market for our mandatory convertible preferred stock. We expect to apply to list the shares of our mandatory convertible preferred stock on the New York Stock Exchange, or the NYSE, and, if approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the shares. Our common stock is listed on the NYSE, under the symbol “UIS”. The last reported sale price of our common stock on February 22, 2011 was $37.43 per share.

Investing in our mandatory convertible preferred stock involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-10 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying any of the shares offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$100.00	$225,000,000
Underwriting discount	$3.00	$6,750,000
Proceeds, before expenses, to us	$97.00	$218,250,000

To the extent that the underwriters sell more than 2,250,000 shares of the mandatory convertible preferred stock, the underwriters have an option for a period of 13 days from the date of this prospectus supplement to purchase up to an additional 337,500 shares of our mandatory convertible preferred stock from us at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares to purchasers in book-entry form only, through The Depository Trust Company, on or about February 28, 2011 against payment therefor in immediately available funds.

Goldman, Sachs & Co.	Citi
RBS

Prospectus Supplement dated February 22, 2011.

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters have authorized anyone else to provide you with different or additional information or make any representation other than what is contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, the terms the “company,” “we,” “us,” “our” and “Unisys” refer to Unisys Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. This document is in two parts. The first part is this prospectus supplement which contains specific information about the terms of this offering. This prospectus supplement also adds and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering of securities. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 with respect to the mandatory convertible preferred stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the mandatory convertible preferred stock offered hereby, reference is made to the registration statement.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•

The portions of our Proxy Statement on Schedule 14A for our 2010 annual meeting of stockholders filed with the SEC on March 18, 2010 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Current Report on Form 8-K filed on February 22, 2011; and

•	The description of our common stock contained in the registration statement of Burroughs Corporation on Form 8-B filed on May 29, 1984, as amended on Form 8 filed on May 7, 1991.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and any accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

S-ii

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Unisys Corporation

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

Attention: Financial Communications

(215) 986-5777

S-iii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

From time to time, the company provides information containing “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects” and similar expressions may identify such forward-looking statements. All forward-looking statements rely on assumptions and are subject to risks, uncertainties and other factors that could cause the company’s actual results to differ materially from expectations. Factors that could affect future results include, but are not limited to, those discussed below. Any forward-looking statement speaks only as of the date on which that statement is made. The company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

Factors that could affect future results include, but are not limited to, the following:

•	future results will depend in part on the company’s ability to drive profitable growth in consulting and systems integration;

•	the company’s future results will depend in part on its ability to take on, successfully implement and grow outsourcing operations;

•	future results will also depend in part on market demand for the company’s high-end enterprise servers and maintenance on these servers;

•

the company faces aggressive competition in the information services and technology marketplace, which could lead to reduced demand for the company’s products and services and could have an adverse effect on the company’s business;

•	the company’s future results will depend on its ability to retain significant clients;

•	the company’s future results will depend upon its ability to effectively anticipate and respond to volatility and rapid technological change in its industry;

•	the company’s business can be adversely affected by global economic conditions, acts of war, terrorism or natural disasters;

•	the company has significant pension obligations and may be required to make significant cash contributions to its defined benefit pension plans;

•	the company’s future results will depend on the success of its program to reduce costs, focus its global resources and simplify its business structure;

•	the company’s contracts with U.S. governmental agencies may subject the company to audits, criminal penalties, sanctions and other expenses and fines;

•	the company’s contracts may not be as profitable as expected or provide the expected level of revenues;

•	the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products;

•	future results will depend in part on the performance and capabilities of third parties with whom the company has commercial relationships;

•	more than half of the company’s revenue is derived from operations outside of the United States, and the company is subject to the risks of doing business internationally;

•	financial market conditions may inhibit the company’s ability to access capital and credit markets to address its liquidity needs;

S-iv

•	the company’s services or products may infringe upon the intellectual property rights of others;

•	pending litigation could affect the company’s results of operations or cash flow;

•	the company could face business and financial risk in implementing future dispositions or acquisitions; and

•	the company believes that its ability to use its U.S. federal net operating loss carry forwards and other tax attributes is limited.

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SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement and accompanying prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and accompanying prospectus and the documents incorporated by reference herein.

Unless otherwise specifically indicated, all information in this prospectus supplement assumes the underwriters’ option to purchase additional shares is not exercised.

Our Company

Unisys Corporation is a worldwide information technology (“IT”) company. We provide a portfolio of IT services, software, and technology that solves mission-critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, the company brings together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. Unisys serves commercial organizations and government agencies throughout the world.

We operate in two business segments—Services and Technology. Financial information concerning the two segments can be found in Note 15, “Segment information”, of the Notes to Consolidated Financial Statements appearing in our annual report to stockholders for the year ended December 31, 2010, and such information is incorporated into this prospectus supplement by reference.

Unisys brings together services and technology into solutions that solve mission-critical problems for organizations around the world.

In the Services segment, we provide services to help our clients improve their competitiveness, security and cost efficiency. Our services include outsourcing, systems integration and consulting, infrastructure services and core maintenance.

•	In outsourcing, we manage customers’ data centers, computer servers and end-user computing environments as well as specific business processes.

•

In systems integration and consulting, we consult with clients to assess the security and cost effectiveness of their IT systems and help them design, integrate and modernize their mission-critical applications to achieve their business goals.

•	In infrastructure services, we provide design, warranty and support services for our customers’ IT infrastructure, including their networks, desktops, servers, and mobile and wireless devices.

•	In core maintenance, we provide maintenance of Unisys systems and products.

In the Technology segment, we design and develop servers and related products to help clients reduce costs and improve the efficiency of their data center environments. As a pioneer in large-scale computing, Unisys offers deep experience and rich technological capabilities in transaction-intensive, mission-critical environments. We provide a range of data center, infrastructure management and cloud computing offerings to help clients virtualize and automate their data-center environments. Product offerings include enterprise-class servers, such as the ClearPath family of servers and the ES7000 family of Intel-based servers, as well as operating system software and middleware.

To drive future growth, Unisys is focusing its resources and investments in four targeted market areas: security; data center transformation, including our server business; end user outsourcing; and applications modernization.

The primary vertical markets Unisys serves worldwide include the public sector (including the U.S. federal government), financial services and other commercial markets including communications and transportation.

We market our products and services primarily through a direct sales force. In certain foreign countries, we market primarily through distributors. Complementing our direct sales force, we make use of a select group of alliance partners to market and complement our services and product portfolio.

Our principal executive offices are located at 801 Lakeview Drive, Suite 100, Blue Bell, Pennsylvania 19422. Our telephone number is (215) 986-4011. Our website address is www.unisys.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus.

OFFERING SUMMARY

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the preferred stock, see “Description of the Mandatory Convertible Preferred Stock” and “Description of Capital Stock” in this prospectus supplement.

Issuer	Unisys Corporation, a Delaware corporation.

Securities offered	2,250,000 shares of 6.25% Mandatory Convertible Preferred Stock, Series A (2,587,500 shares if the underwriters exercise their option to purchase additional shares in full) (the “mandatory convertible preferred stock”).

Initial offering price	$100 per share of mandatory convertible preferred stock.

Liquidation preference	$100 per share of mandatory convertible preferred stock (the “initial liquidation preference”), plus an amount equal to any accrued and unpaid dividends (collectively, the “liquidation preference”).

Dividends	6.25% of the initial liquidation preference of $100 for each share of the mandatory convertible preferred stock per year. Dividends will accrue and cumulate from the date of issuance and, to the extent we have lawfully available funds to pay dividends and our board of directors or an authorized committee of our board of directors declares a dividend payable, we will pay dividends in cash on each dividend payment date except the final dividend payment date or any earlier conversion date, when we may pay dividends in cash, shares of our common stock or a combination thereof, at our election and subject to the share cap (as defined below).

The dividend payable on the first dividend payment date, if declared, is expected to be $1.5799 per share of mandatory convertible preferred stock and on each subsequent dividend payment date, if declared, will be $1.5625 per share of mandatory convertible preferred stock.

Accumulated and unpaid dividends for any past dividend period will not bear interest. See “Description of the Mandatory Convertible Preferred Stock—Dividends” in this prospectus supplement.

Dividend payment dates	If declared, March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2011 and ending on March 1, 2014.

Redemption	The mandatory convertible preferred stock will not be redeemable.

Mandatory conversion date	March 1, 2014.

Mandatory conversion	On the mandatory conversion date, each then-outstanding share of the mandatory convertible preferred stock will automatically convert into a number of shares of our common stock equal to the conversion rate described below under “—Mandatory conversion rate.”

In addition, we will pay to holders of shares of the mandatory convertible preferred stock on the mandatory conversion date an amount equal to any accrued and unpaid dividends on the mandatory convertible preferred stock to, but not including, such date, in cash, shares of our common stock or a combination thereof, at our election and subject to the share cap (described below), whether or not declared (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date, which dividends shall be paid to such holders of record), to the extent we are lawfully permitted to pay such dividends at such time. See “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Mandatory Conversion” in this prospectus supplement.

In no event shall the number of shares of our common stock issued upon mandatory conversion of the mandatory convertible preferred stock, including any shares of our common stock delivered in connection with any dividend payment, exceed the share cap.

Mandatory conversion rate	The conversion rate for each share of the mandatory convertible preferred stock will be not more than 2.6717 shares of our common stock and not less than 2.1899 shares of our common stock (respectively, the “maximum conversion rate” and “minimum conversion rate”), depending on the applicable market value of our common stock, as described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Mandatory Conversion” in this prospectus supplement, and subject to adjustment as described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement.

The number of shares of our common stock delivered upon any conversion of the mandatory convertible preferred stock (whether mandatory conversion, early conversion at the option of the holder or early conversion at the option of the holder upon a fundamental change), including the number of shares delivered in connection with any payment of accrued and unpaid dividends, shall in no event exceed an amount per share of our mandatory convertible preferred stock (the “share cap”) equal to the product of (i) 1.8 and (ii) the maximum conversion rate, subject to adjustment as described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement.

The “applicable market value” of our common stock is the average VWAP (as defined herein) per share of our common stock for the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding the mandatory conversion date. See “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Mandatory Conversion” in this prospectus supplement.

The following table illustrates the conversion rate per share of the mandatory convertible preferred stock, subject to adjustment as described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement, based on the applicable market value of our common stock on the mandatory conversion date:

Applicable Market Value of Our Common Stock on the Mandatory Conversion Date	Conversion Rate per Share of Mandatory Convertible Preferred Stock

Less than or equal to $37.43 (the “initial price”)	2.6717 shares of our common stock

Greater than $37.43 and less than $45.66 (the “threshold appreciation price”)	$100, divided by the applicable market value

Equal to or greater than the threshold appreciation price	2.1899 shares of our common stock

Early conversion at the option of the holder	At any time prior to the mandatory conversion date other than during the fundamental change conversion period (as defined below), a holder of shares of the mandatory convertible preferred stock may elect to convert such holder’s shares of the mandatory convertible preferred stock, in whole or in part, at the minimum conversion rate of 2.1899 shares of our common stock per share of the mandatory convertible preferred stock, subject to adjustment as described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement.

In addition, we will pay to holders of shares of the mandatory convertible preferred stock who elect to early convert all or a portion of their shares of the mandatory convertible preferred stock an amount equal to any accrued and unpaid dividends on the mandatory convertible preferred stock so converted for all dividend periods (as defined herein) ended prior to the dividend payment date immediately preceding the early conversion date, in cash, shares of our common stock or a combination thereof, at our election and subject to the share cap, whether or not declared (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date, which dividends shall be paid to such holders of record), to the extent we are lawfully permitted to pay such dividends at such time. See “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Early Conversion at the Option of the Holder” in this prospectus supplement.

Early conversion at the option of the holder upon a fundamental change	Upon the occurrence of a fundamental change (as defined herein) prior to the mandatory conversion date, under certain circumstances we will deliver or pay to holders who convert their shares of the mandatory convertible preferred stock during the period (the “fundamental change conversion period”) from, and including, the effective date of the fundamental change to, but excluding, the earlier of (A) the mandatory conversion date and (B) the date that is 20 calendar days after the effective date, a number of shares of our common stock or, if the fundamental change also constitutes a reorganization event (as described under “Description of the Mandatory Convertible Preferred Stock—Recapitalizations, Reclassifications and Changes of Our Common Stock” in this prospectus supplement), units of exchange property, determined using the applicable fundamental change conversion rate described herein.

In addition, we will pay to holders of shares of the mandatory convertible preferred stock who convert all or a portion of their shares of the mandatory convertible preferred stock during the fundamental change conversion period an amount equal to any accrued and unpaid dividends on the mandatory convertible preferred stock so converted to, but not including, the conversion date, in cash, shares of our common stock (or, if applicable, units of exchange property), or a combination thereof, at our election and subject to the share cap, whether or not declared (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date, which dividends shall be paid to such holders of record), to the extent that we are lawfully permitted to pay such dividends at such time.

The applicable fundamental change conversion rate will be determined based on the effective date of the fundamental change and the “stock price” in the fundamental change, which is

•	in the case of a fundamental change in which the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•

otherwise, the average VWAP (as defined herein) per share of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

See “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change” in this prospectus supplement.

In no event shall the number of shares of our common stock issued upon conversion of the mandatory convertible preferred stock upon a fundamental change, on a per share basis, including any shares of our common stock delivered in connection with any dividend payment, exceed the share cap.

Conversion rate adjustments	Each of the minimum conversion rate, the maximum conversion rate, the initial price, the threshold appreciation price, the applicable market value, the fundamental change conversion rate and the stock price for purposes of a fundamental change, among other terms, will be adjusted upon the occurrence of the events and transactions described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement.

Voting rights	Except as required by law or our Restated Certificate of Incorporation, which will include the certificate of designations for the mandatory convertible preferred stock, the holders of shares of the mandatory convertible preferred stock will have no voting rights.

Whenever dividends payable on the shares of the mandatory convertible preferred stock have not been paid for an aggregate of six or more quarterly dividend periods, whether or not consecutive, immediately prior to the next annual meeting or special meeting of our stockholders, the authorized number of directors on our board of directors will automatically be increased by two and the holders of the mandatory convertible preferred stock will have the right (voting separately as a class with all other parity stock upon which like voting rights have been conferred and are exercisable (voting in proportion to their respective liquidation preferences)) to elect two directors to fill such newly created directorships at such meeting of our stockholders and at each subsequent annual meeting or special meeting of our stockholders until all accrued and unpaid dividends have been paid in full or fully set aside for payment on the mandatory convertible preferred stock.

The affirmative consent of holders of at least 66 2/3% in voting power of the outstanding shares of the mandatory convertible preferred stock and all other preferred stock or securities of equal ranking having similar voting rights (voting in proportion to their respective liquidation preferences) will be required for, among other things, (A) the amendment or alteration of our Restated Certificate of Incorporation to authorize or create or increase the authorized amount of, or issue, any class or series of stock ranking senior to the mandatory convertible preferred stock with respect to either or both the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up and (B) the amendment, alteration or repeal of any provision of our Restated Certificate of Incorporation that adversely affects the rights, preferences, privileges or voting powers of the mandatory convertible preferred stock.

See “Description of the Mandatory Convertible Preferred Stock—Voting Rights” in this prospectus supplement.

Ranking	The mandatory convertible preferred stock will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to all of our common stock, and, if issued, the junior participating preferred stock, and to each other class of capital stock or series of preferred stock issued in the future unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the mandatory convertible preferred stock;

•	equally with all of our capital stock issued in the future, the terms of which expressly provide that such stock will rank equally with the mandatory convertible preferred stock;

•	junior to all of our capital stock issued in the future, the terms of which expressly provide that such stock will rank senior to the mandatory convertible preferred stock; and

•	junior to our and our subsidiaries’ existing and future indebtedness (including trade payables).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $216.2 million (approximately $248.5 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and after our estimated expenses relating to this offering.

We intend to use the net proceeds from this offering to redeem, under the provisions of the indentures relating to the Existing Notes that allow us to redeem, at our option, up to 35% of the original aggregate principal amount of each series of Existing Notes from the net cash proceeds of one or more equity offerings, an aggregate principal amount of approximately $98.7 million of our 12 3/4% Senior Secured Notes due 2014 (the “Existing 2014 Notes”) and an aggregate principal amount of approximately $86.3 million of our 14 1/4% Senior Secured Notes due 2015 (the “Existing 2015 Notes,” and together, the “Existing Notes”). See “Use of Proceeds.”

Certain U.S. federal income and estate tax consequences	Certain U.S. federal income and estate tax consequences of purchasing, owning and disposing of shares of the mandatory convertible preferred stock and any shares of our common stock received upon its conversion are described in “Certain U.S. Federal Income and Estate Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal tax consequences of owning shares of the mandatory convertible preferred stock and common stock in light of your particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book-entry, delivery and form	Initially, the mandatory convertible preferred stock will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, which we refer to as “DTC.” See “Description of the Mandatory Convertible Preferred Stock—Book-Entry, Delivery and Form” in this prospectus supplement.

Listing of mandatory convertible preferred stock	We expect to apply to list the mandatory convertible preferred stock on the NYSE, and, if approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the mandatory convertible preferred stock. However, there can be no assurance that our mandatory convertible preferred stock will be listed and, if listed, that it will continue to be listed. See “Description of the Mandatory Convertible Preferred Stock—Listing” in this prospectus supplement.

Listing of common stock	Our common stock is listed for trading on the New York Stock Exchange under the symbol “UIS”.

Common stock dividend policy	We have not declared or paid any cash dividends on our common stock since 1990 and do not anticipate declaring or paying dividends on our common stock in the foreseeable future. Certain of our debt instruments include restrictions on our ability to pay cash dividends. See “Risk Factors—Risks Related to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on the mandatory convertible preferred stock and our common stock is subject to limitations. We do not anticipate paying any dividends on our common stock in the foreseeable future.” in this prospectus supplement.

Registrar and transfer agent	The Bank of New York Mellon Corporation.

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the mandatory convertible preferred stock.

RISK FACTORS

An investment in our mandatory convertible preferred stock and our common stock issuable upon conversion involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our mandatory convertible preferred stock and our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Mandatory Convertible Preferred Stock and Our Common Stock

A holder of shares of the mandatory convertible preferred stock will bear the risk of any decline in the market value of our common stock.

The applicable market value of our common stock (as defined under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Mandatory Conversion” in this prospectus supplement) on the mandatory conversion date may be less than the market price of our common stock corresponding to the maximum conversion rate, which we call the initial price, in which case holders of shares of the mandatory convertible preferred stock will receive shares of our common stock on the mandatory conversion date with a market price per share that is less than the initial price. Accordingly, a holder of shares of the mandatory convertible preferred stock assumes the entire risk that the market price of our common stock may decline. Any decline in the market price of shares of our common stock and related decline in value of shares of the mandatory convertible preferred stock may be substantial and, depending on the extent of the decline, you could lose all or substantially all of your investment in the mandatory convertible preferred stock.

A holder of shares of the mandatory convertible preferred stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock.

The market value of our common stock that you will receive upon mandatory conversion of the mandatory convertible preferred stock on the mandatory conversion date (other than any common stock received in respect of accrued and unpaid dividends) will exceed the initial liquidation preference of $100 per share of the mandatory convertible preferred stock only if the applicable market value of our common stock equals or exceeds the threshold appreciation price. The threshold appreciation price represents an appreciation of approximately 22% over the initial price. This means that the opportunity for equity appreciation provided by an investment in the mandatory convertible preferred stock is less than that provided by a direct investment in shares of our common stock.

If the applicable market value of our common stock exceeds the initial price but is less than the threshold appreciation price, a holder of shares of the mandatory convertible preferred stock will realize no equity appreciation on our common stock. Furthermore, if the applicable market value of our common stock exceeds the threshold appreciation price, the value of the common stock received by the holder of shares of the mandatory convertible preferred stock upon conversion will be approximately 82% of the value of the common stock that such holder would have received if such holder had made a direct investment in our common stock on the date of this prospectus supplement.

A holder of shares of the mandatory convertible preferred stock may not receive upon conversion all of the accrued and unpaid dividends on the mandatory convertible preferred stock as a result of the share cap.

Upon any conversion, holders will be entitled to receive an amount equal to accrued and unpaid dividends (through a date determined by the applicable conversion provision). However, this amount will be paid in cash, shares of our common stock (or, if applicable, units of exchange property) or a combination thereof, at our election and subject to the share cap. If we elect to pay such dividends in shares, as a result of the limitation imposed by the share cap, we may be unable to issue a sufficient number of shares that would have a value equal to the amount of accrued and unpaid dividends. In such event, the share cap would reduce the return that holders may achieve with respect to their investment in the mandatory convertible preferred stock.

Our ability to declare and pay dividends on the mandatory convertible preferred stock and our common stock is subject to limitations. We do not anticipate paying any dividends on our common stock in the foreseeable future.

Holders of shares of the mandatory convertible preferred stock and our common stock are only entitled to receive such dividends as our board of directors may declare out of funds lawfully available for such payments. Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock then outstanding. As of December 31, 2010, 1,500,000 shares of our authorized preferred stock previously have been designated as junior participating preferred stock, none of which has been issued. As of December 31, 2010, no other shares of our authorized preferred stock have been designated as to series prior to this offering and there were no shares of preferred stock outstanding. Following completion of this offering, there will be 2,250,000 shares (2,587,500 shares if the underwriters exercise their option to purchase additional shares in full) of the mandatory convertible preferred stock issued and outstanding.

The indentures governing the Existing Notes and certain other indebtedness restrict our ability to declare or pay any dividends or distributions on our capital stock, including the mandatory convertible preferred stock and our common stock, or purchase, redeem or otherwise acquire or retire for value such capital stock, subject to the conditions and exceptions set forth in such indentures. In the future, we may agree to further restrictions on our ability to pay dividends.

In addition, under Delaware law, dividends on capital stock may only be paid (a) from “surplus,” which is defined as the amount by which our total assets exceed the sum of our total liabilities, including contingent liabilities, and the amount of our capital, or (b) if there is no “surplus,” from our net profits for the then current or the preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the mandatory convertible preferred stock, we may not have sufficient cash to pay dividends in cash on the mandatory convertible preferred stock.

Finally, absent an early conversion of the mandatory convertible preferred stock, we may not be permitted to, or elect not to, pay any dividends prior to the mandatory conversion date, at which point we may elect to pay an amount equal to accrued and unpaid dividends solely in shares of our common stock (subject to the share cap). Assuming we do not pay dividends on the mandatory convertible preferred stock prior to the mandatory conversion date, and assuming no adjustment to the maximum conversion rate has been made, if we so elect to pay the amount equal to such accrued and unpaid dividends in shares of our common stock and if the average VWAP (as defined herein) per share of our common stock for the relevant measurement period is less than $9.05, the shares of our common stock you receive will have a value that is less than the amount of such accrued and unpaid dividends.

We have not declared or paid any cash dividends on our common stock since 1990 and do not anticipate declaring or paying dividends on our common stock in the foreseeable future. Further, under the terms of the mandatory convertible preferred stock, our ability to declare and pay dividends on, or repurchase, our common stock will be subject to restrictions in the event we fail to declare and pay full dividends on the mandatory convertible preferred stock.

Recent developments in the equity-linked markets may adversely affect the market value of shares of the mandatory convertible preferred stock.

We expect that many investors in, and potential purchasers of, the mandatory convertible preferred stock will employ, or seek to employ, a convertible arbitrage strategy with respect to the mandatory convertible preferred stock. Investors that employ a convertible arbitrage strategy with respect to convertible equity instruments typically implement that strategy by selling short the common stock underlying the mandatory convertible preferred stock or by entering into cash-settled over-the-counter derivative transactions with respect to the underlying common stock that have the same economic effect as a short sale of the underlying common stock. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the mandatory convertible preferred stock to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the mandatory convertible preferred stock. This could, in turn, adversely affect the trading price and liquidity of the mandatory convertible preferred stock.

On May 10, 2010, amendments to Rule 201 of Regulation SHO to implement a new short sale price test became effective. The Rule 201 amendments restrict the short selling of any “covered security” that triggers a circuit breaker by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by February 28, 2011. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the mandatory convertible preferred stock, to effect short sales in our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the mandatory convertible preferred stock.

In addition, on May 18, 2010, the New York Stock Exchange and other national securities exchanges filed proposed rule changes with the SEC under which they would be permitted to halt trading in certain individual stocks if the price moves at least 10% in a five-minute period. Similarly, on May 18, 2010, the Financial Industry Regulatory Authority, Inc., or FINRA, proposed an amendment to FINRA Rule 6121 (Trading Halts Due to Extraordinary Market Volatility) to allow FINRA to halt all trading by FINRA members otherwise than on an exchange following the initiation by a primary securities exchange of a trading halt under the rules of that exchange. As approved by the SEC on June 10, 2010, these proposed rule changes were to be implemented during a pilot period that was to end on December 10, 2010 and was to include only stocks in the S&P 500 Index. However, on September 10, 2010, the SEC adopted requests by FINRA and the various exchanges to expand the pilot to also cover securities included in the Russell 1000 Index as well as certain specified exchange traded products. The end of the pilot period has since been extended until April 11, 2011. Although our common stock is not included in the S&P 500 Index or the Russell 1000 Index as of the date of this prospectus supplement, FINRA and the exchanges are expected to file additional proposed rule changes, some of which may extend the pilot period, make the rule changes permanent or expand the list of securities covered by such rules.

On September 10, 2010, the SEC also approved amendments to FINRA Rule 11892 (Clearly Erroneous Transactions in Exchange-Listed Securities) and corresponding exchange rules that are intended to clarify the process for reviewing potentially erroneous trades in exchange-listed securities. These amendments, which are effective on a pilot basis until April 11, 2011, were intended to provide for uniform treatment of clearly erroneous transaction reviews of (a) multi-stock events involving 20 or more securities, (b) transactions that trigger an individual stock trading pause by a primary listing market and subsequent transactions that occur before the trading halt is in effect for over-the-counter trading and (c) other circumstances as necessary for the maintenance of a fair and orderly market and the protection of investors and the public interest. Moreover, in a speech given on September 22, 2010 before the Security Traders Association, Mary Schapiro, Chairman of the SEC, stated that the SEC will likely go further than these recently enacted circuit breaker regulations and that one possible alternative currently under discussion is a “limit-up/limit-down” system under which trading parameters would be established and trades would have to be executed within a range tied to the national best bid and offer. Both the rule changes already approved by the SEC and any future proposed rule changes, to the extent such rule changes apply to our common stock, may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the mandatory convertible preferred stock, to effect hedging transactions in or relating to our common stock and to conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the mandatory convertible preferred stock.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted. This new legislation may require many over-the-counter swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the mandatory convertible preferred stock to implement a convertible arbitrage strategy with respect to the mandatory convertible preferred stock (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the mandatory convertible preferred stock. The legislation will become effective on the later of 360 days following the enactment of the legislation or 60 days after the publication of the final rule; however, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. In addition, on December 15, 2010, the SEC released proposed rules relating to the mandatory clearing of security-based swaps and the end-user exception to mandatory clearing of security-based swaps (pursuant to which certain non-financial end-users will be exempt from the central execution and clearing requirements). We cannot predict how this legislation will be implemented by the SEC or the magnitude of the effect that this legislation will have on the trading price or liquidity of the mandatory convertible preferred stock.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and national securities exchange rule changes, and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the mandatory convertible preferred stock will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible equity instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible equity investors employ difficult to execute and adversely affected both the liquidity and trading price of mandatory convertible preferred stock issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the mandatory convertible preferred stock to effect short sales in our common stock, including the recently adopted amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the mandatory convertible preferred stock.

Adjustments to the fixed conversion rates do not cover all dilutive events that may adversely affect the value of the mandatory convertible preferred stock.

The number of shares of our common stock issuable upon conversion of the mandatory convertible preferred stock is subject to adjustment under only certain circumstances, as described under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement. Without limiting the foregoing, the fixed conversion rates (as defined herein) will not be adjusted for:

•	the issuance of shares of our common stock for cash or in connection with acquisitions or other transactions, including in exchange for other of our outstanding securities;

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employment agreement or arrangement, or program of ours or any of our subsidiaries;

•

the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the mandatory convertible preferred stock is first issued;

•	a change solely in the par value of our common stock;

•	stock repurchases that are not tender offers, including structured or derivative transactions;

•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock; or

•	a third party tender or exchange offer.

Accordingly, an event may occur that adversely affects the value of the mandatory convertible preferred stock and that event may not result in an adjustment to the fixed conversion rates.

We may issue additional shares of our common stock or instruments convertible into our common stock, which could lower the price of our common stock and adversely affect the trading price of the mandatory convertible preferred stock.

The terms of the mandatory convertible preferred stock do not restrict our ability to offer shares of our common stock or securities convertible into or exchangeable for our common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of shares of the mandatory convertible preferred stock in engaging in any such offering or transaction. If we issue additional shares of our common stock, that issuance may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares of our common stock you are to receive on the mandatory conversion date to the price of our common stock, such other events may adversely affect the trading price of the mandatory convertible preferred stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and mandatory convertible preferred stock.

We may issue equity in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

In connection with this offering, we are restricted from issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock, subject to specified exceptions, for a period of 90 days from the date of this prospectus supplement. Additionally, our directors and executive officers have agreed not to sell or otherwise dispose of any of their shares, subject to specified exceptions, for a period of 60 days from the date of this prospectus supplement. See “Underwriting.”

Otherwise, we are not restricted from issuing additional shares of our common stock. The issuance of any additional shares of common stock or convertible or exchangeable securities or the exercise, conversion or exchange of such securities could be substantially dilutive to holders of our common stock. For additional information on our common stock, see “Description of Capital Stock—Common Stock” in this prospectus supplement. Holders of shares of our common stock are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any additional shares of common stock or securities convertible into or exchangeable for shares of common stock and, therefore, such sales or offerings could result in increased dilution to our stockholders.

The price of our common stock and the mandatory convertible preferred stock may be adversely affected by future sales of our common stock or securities that are convertible into or exchangeable for, or of securities that represent the right to receive, our common stock or other dilution of our equity, or by our announcement that such sales or other dilution may occur.

Holders of shares of the mandatory convertible preferred stock will have no rights as a holder of our common stock until they acquire our common stock, but will be subject to all changes made with respect to our common stock.

Until 5:00 p.m., New York City time, on the applicable conversion date, you will have no rights with respect to our common stock, including, without limitation, voting rights of our common stock, rights to respond to tender offers for our common stock and rights to receive any dividends or other distributions on our common stock by virtue of holding the mandatory convertible preferred stock. You will be entitled to exercise the rights as a holder of our common stock only as to matters for which the record date occurs after 5:00 p.m., New York City time, on the applicable conversion date. For example, in the event that an amendment is proposed to our Restated Certificate of Incorporation requiring stockholder approval, and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the applicable conversion date, you will not be entitled to vote on the amendment as a holder of our common stock, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You will have no right to vote for members of our board of directors unless and until we are in arrears on our dividend payments on the mandatory convertible preferred stock for at least six quarterly dividend periods.

Unless and until we are in arrears on our dividend payments on the mandatory convertible preferred stock for at least six quarterly dividend periods, you will have no voting rights, except as described under “Description of the Mandatory Convertible Preferred Stock—Voting Rights” or as otherwise required by Delaware law from time to time. If dividends on the mandatory convertible preferred stock are in arrears and unpaid for six or more quarterly dividend payments (whether or not consecutive), as holders of the mandatory convertible preferred stock, voting together as a class with holder of shares of any one or more other classes or series of outstanding parity stock upon which like voting rights have been conferred and are at that time exercisable (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), you will have the right to elect two directors to the board of directors, which two directors shall be in addition to the normal size of the board, as described under “Description of the Mandatory Convertible Preferred Stock—Voting Rights.” However, to exercise any voting rights described under “Description of the Mandatory Convertible Preferred Stock—Voting Rights,” you may only request that we call a special meeting of the holders of our mandatory convertible preferred stock and other parity stock upon which like voting rights have been conferred and are at that time exercisable and you may not call a meeting directly (and our board of directors shall not be required to call a special meeting upon such request). Those voting rights and the terms of the directors so elected will only continue until such time as dividend arrearage on the mandatory convertible preferred stock has been paid in full (or fully set aside for payment).

The fundamental change conversion rate may not adequately compensate you upon the occurrence of a fundamental change.

If a fundamental change (as defined herein) occurs, you will be permitted to convert your shares of the mandatory convertible preferred stock early, and we will deliver shares of our common stock calculated at the fundamental change conversion rate on such shares of the mandatory convertible preferred stock. A description of how the fundamental change conversion rate will be determined is set forth under “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change” in this prospectus supplement.

Although these features are designed to compensate you for the lost option value of the mandatory convertible preferred stock, they may not adequately compensate you. In addition, if the price of our common stock in the transaction is greater than $100.00 per share (subject to adjustment), the minimum conversion rate will apply. Furthermore, the term “fundamental change” applies only to specific types of transactions, and if we engage in other transactions you may not receive any adjustment to the conversion rate even though the value of the mandatory convertible preferred stock may be affected.

Our obligation to deliver shares at the fundamental change conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The mandatory convertible preferred stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our liabilities have been paid. In addition, the mandatory convertible preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock of our subsidiaries held by third parties. The rights of holders of shares of the mandatory convertible preferred stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and minority equity holders. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on the shares of the mandatory convertible preferred stock then outstanding.

Offerings of debt, which would be senior to the mandatory convertible preferred stock and our common stock upon liquidation, and/or preferred equity securities which may be senior to the mandatory convertible preferred stock and will be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of the mandatory convertible preferred stock and our common stock.

The indentures governing the Existing Notes and certain other indebtedness restrict our ability to incur certain indebtedness or issue certain equity securities, subject to the conditions and exceptions set forth in such indentures. However, the terms of the mandatory convertible preferred stock do not prevent us or our subsidiaries from issuing debt or equity securities or incurring indebtedness, except that we may not issue senior preferred stock without the consent of at least 66 2/3% in voting power of the outstanding shares of the mandatory convertible preferred stock.

In the event of a bankruptcy, liquidation or winding up, our assets will be available to pay the liquidation preference of the mandatory convertible preferred stock only after all of our liabilities have been paid. In addition, upon our voluntary or involuntary liquidation, dissolution or winding up, holders of our common stock will share ratably in the assets remaining after payments to creditors and securityholders senior to them in our capital structure. In the event of a bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities that rank senior to obligations owed to equity holders, to pay any amounts with respect to shares of the mandatory convertible preferred stock or our common stock then outstanding.

Our Restated Certificate of Incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends and liquidation rights. If we issue preferred stock, it may adversely affect the market price of our common stock. Our board of directors also has the power, without stockholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of the mandatory convertible preferred stock and our common stock, the rights of holders of shares of the mandatory convertible preferred stock and our common stock or the market price of the mandatory convertible preferred stock and our common stock could be adversely affected. See “Description of Capital Stock—Preferred Stock” in this prospectus supplement.

You may have to pay taxes with respect to constructive distributions that you do not receive.

The conversion rate of the mandatory convertible preferred stock will be adjusted in certain circumstances. See “Description of the Mandatory Convertible Preferred Stock—Conversion Rights—Conversion Rate Adjustments” in this prospectus supplement. For U.S. federal income tax purposes, adjustments to the fixed conversion rates, or failures to make certain adjustments, that have the effect of increasing your proportionate interest in our assets or earnings and profits may result in a taxable deemed distribution to you. For example, an increase in the fixed conversion rates to reflect a taxable dividend to holders of common stock will generally give rise to a taxable constructive dividend to the holders of shares of the mandatory convertible preferred stock to the extent made out of our current and accumulated earnings and profits. Such deemed distribution will be taxable to you, even though you do not actually receive a distribution. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income and Estate Tax Considerations” in this prospectus supplement), you may be subject to U.S. federal withholding taxes in connection with such a deemed distribution. If we pay withholding taxes on behalf of a non-U.S. holder as a result of a deemed distribution, we intend to set off such payments against cash payments and other distributions otherwise deliverable to the non-U.S holder. See “Certain U.S. Federal Income and Estate Tax Considerations” in this prospectus supplement.

The secondary market for the mandatory convertible preferred stock may be illiquid.

We expect to apply to list the mandatory convertible preferred stock on the NYSE, and, if approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the mandatory convertible preferred stock. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the mandatory convertible preferred stock listed on the NYSE. However, there can be no assurance that our mandatory convertible preferred stock will be listed and, if listed, that it will continue to be listed. In addition, listing the mandatory convertible preferred stock on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their shares of the mandatory convertible preferred stock easily.

In addition, the liquidity of the trading market in the mandatory convertible preferred stock, and the market price quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the mandatory convertible preferred stock. If an active trading market does not develop or is not maintained, the market price and liquidity of the mandatory convertible preferred stock may be adversely affected. In that case, you may not be able to sell the mandatory convertible preferred stock that you hold at a particular time or at a favorable price. In addition, as shares of the mandatory convertible preferred stock are converted, the liquidity of the mandatory convertible preferred stock that remains outstanding may decrease.

The trading price of our common stock will directly affect the trading price of the mandatory convertible preferred stock.

The trading price of the mandatory convertible preferred stock will be directly affected by, among other things, the trading price of our common stock. It is impossible to predict whether the price of our common stock will rise or fall. Our operating results, prospects and economic, financial, political and other factors will affect trading prices of our common stock and the mandatory convertible preferred stock, as will future issuances of our common stock. See “—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and mandatory convertible preferred stock” and “We may issue additional shares of our common stock or instruments convertible into our common stock, which could lower the price of our common stock and adversely affect the trading price of the mandatory convertible preferred stock.” In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common stock in the market after this offering of the mandatory convertible preferred stock or the perception that such sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the mandatory convertible preferred stock and the common stock underlying the mandatory convertible preferred stock. In addition, the issuance of the mandatory convertible preferred stock may result in hedging activity by holders of shares of the mandatory convertible preferred stock that view such mandatory convertible preferred stock as a more attractive means of equity participation in us than a direct investment in our common stock. This arbitrage and hedging could, in turn, negatively affect the trading prices of the mandatory convertible preferred stock and our common stock.

The trading price of the mandatory convertible preferred stock and our common stock may be subject to continued significant fluctuations and volatility.

The market price of the mandatory convertible preferred stock and our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects. Such risks may be affected by:

•	the factors described above under the heading “Special Note on Forward-Looking Statements;”

•	changes or perceived changes in the condition, operations, results or prospects of our businesses and market assessments of these changes or perceived changes;

•	announcements relating to significant corporate transactions;

•	changes in governmental regulations or proposals, or new governmental regulations or proposals, affecting our industry generally or our business and operations;

•	the departure of key personnel;

•	operating and securities price performance of companies that investors deem comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends;

•	changes in the credit markets; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets in general and our common stock in particular have experienced over the past two years, and continue to experience, significant price and volume volatility. As a result, the market price of the mandatory convertible preferred stock and our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or business prospects. Increased volatility could result in a decline in the market price of the mandatory convertible preferred stock and our common stock.

Contractual and statutory provisions may delay or make more difficult any acquisition or change of control of the Company.

Provisions of Delaware law and of our Restated Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our Restated Certificate of Incorporation authorizes our board of directors to issue preferred stock, which could be issued as a defensive measure in response to a takeover proposal.

Furthermore, our Restated Certificate of Incorporation and By-laws also contain anti-takeover provisions (including with respect to the removal of directors, vacancies, special meetings of stockholders and action by written consent) that may have the effect of delaying, deferring or preventing a future takeover or change in control unless our board of directors approves it.

These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders. See “Description of Capital Stock—Anti-Takeover Provisions” in this prospectus supplement.

DEBT TENDER OFFER

On February 22, 2011, we commenced a tender offer (“Tender Offer”) for up to approximately $178.6 million aggregate principal amount of our outstanding Existing Notes. The Tender Offer will expire at 5:00 p.m., New York City time, on April 8, 2011, unless extended or earlier terminated by us. The purpose of the Tender Offer and this offering is to reduce our outstanding indebtedness. We expect to use cash on hand to provide the total amount of funds required to purchase the Existing Notes in the Tender Offer and to pay fees and expenses related to the Tender Offer. We are offering to pay holders total consideration of $1,222.50 for each $1,000 principal amount of their Existing 2014 Notes and $1,232.50 for each $1,000 principal amount of their Existing 2015 Notes tendered in the Tender Offer, plus, in each case, accrued and unpaid interest to the date of repurchase. The maximum aggregate consideration we will pay to purchase Existing Notes in the tender offer, including premium but excluding accrued and unpaid interest to the date of repurchase, is $220.0 million. In the Tender Offer, we will accept any Existing 2015 Notes for payment prior to accepting any Existing 2014 Notes for payment. Therefore, assuming that all holders tender their Existing Notes in the Tender Offer, and after giving effect to the use of proceeds from this offering, we would pay $220.0 million in total consideration, plus accrued and unpaid interest, in order to purchase the entire remaining $160.3 million aggregate principal amount of Existing 2015 Notes and $18.3 million aggregate principal amount of Existing 2014 Notes. Under the terms of the Tender Offer, we may change the tender prices, the maximum aggregate tender consideration and the other terms of the Tender Offer, or may withdraw the Tender Offer without accepting any Existing Notes for payment, at any time in our sole discretion, subject to applicable law.

The completion of this offering and the use of proceeds thereof as described in “Use of Proceeds” in this prospectus supplement is a condition to the consummation of the Tender Offer for the Existing Notes. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Existing Notes.

USE OF PROCEEDS

We will receive approximately $216.2 million in net proceeds from this offering (or approximately $248.5 million if the underwriters exercise their option to purchase additional shares of mandatory convertible preferred stock in full), after deducting underwriting discounts and commissions and after our estimated expenses related to this offering .

We expect to use the net proceeds from the sale of the mandatory convertible preferred stock to redeem under the provisions of the indentures relating to the Existing Notes that allow us to redeem, at our option, up to 35% of the original aggregate principal amount of each series of Existing Notes from the net cash proceeds of one or more equity offerings:

•

an aggregate principal amount of approximately $98.7 million of our Existing 2014 Notes at a redemption price equal to 100% of the aggregate principal amount plus approximately $18.4 million in aggregate in premium and accrued and unpaid interest; and

•

an aggregate principal amount of approximately $86.3 million of our Existing 2015 Notes at a redemption price equal to 100% of the aggregate principal amount plus approximately $12.8 million in aggregate in premium and accrued and unpaid interest.

To the extent the underwriters exercise their option to purchase additional shares of mandatory convertible preferred stock, we expect to use the additional net proceeds therefrom to redeem additional amounts of our Existing Notes under these indenture provisions.

Prior to such use, the net proceeds will be invested in short-term interest bearing instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2010:

•	on an actual basis; and

•	on an as adjusted basis to give effect to this offering and the application of the proceeds therefrom as described under “Use of Proceeds.”

This table should be read in conjunction with the information set forth under the “Use of Proceeds” section and the “Description of Indebtedness” section included in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2010
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents (1)	$828.3	$828.3

Long-term debt:
12 3/4% senior secured notes due 2014 (1)	$375.0	$276.3
14 1/4% senior secured notes due 2015 (1)	246.6	160.3
8% senior notes due 2012	68.0	68.0
12 1/2% senior notes due 2016	150.6	150.6
Other, net of unamortized discounts (2)	(17.0)	(11.6)

Total long-term debt (1)	$823.2	$643.6
Stockholders’ deficit:
Preferred stock, par value $1.00 per share (3)	$—	$216.2
Common stock, par value $0.01 per share (4)	0.4	0.4
Accumulated deficit (5)	(2,170.6)	(2,198.9)
Treasury stock, shares at cost (271,802 shares)	(46.0)	(46.0)
Paid-in capital	4,207.2	4,207.2
Accumulated other comprehensive loss	(2,928.3)	(2,928.3)

Total Unisys stockholders’ deficit	(937.3)	(749.4)
Noncontrolling interests	3.5	3.5

Total stockholders’ deficit	$(933.8)	$(745.9)

Total capitalization (1)	$(110.6)	$(102.3)

(1)	As adjusted cash and cash equivalents does not give effect to the consummation of the concurrent Tender Offer. We expect to use cash on hand to provide the total amount of funds required to purchase the Existing Notes in the Tender Offer. In addition, the as adjusted amounts of Existing 2014 Notes and Existing 2015 Notes do not give effect to the consummation of the concurrent Tender Offer. See “Debt Tender Offer.”
(2)	Reflects on an as adjusted basis the write off of unamortized discounts related to the optional redemption of approximately $98.7 million aggregate principal amount of the Existing 2014 Notes and approximately $86.3 million aggregate principal amount of the Existing 2015 Notes.
(3)	Reflects on an as adjusted basis the issuance of $225.0 million of mandatory convertible preferred stock offered hereby less $8.8 million of underwriting discounts and commissions and estimated expenses related to this offering.
(4)	There are 72,000,000 authorized shares of our common stock, of which 42,648,839 shares were issued and outstanding as of December 31, 2010 on an actual and as adjusted basis. This amount does not include (a) shares of our common stock issuable upon the conversion of the mandatory convertible preferred stock offered hereby and (b) 10,177,124 shares of our common stock reserved for issuance in connection with various employee benefit and compensation plans.
(5)	Reflects on an as adjusted basis (a) $24.9 million of premium paid to redeem approximately $98.7 million aggregate principal amount of the Existing 2014 Notes and approximately $86.3 million aggregate principal amount of the Existing 2015 Notes and (b) $3.4 million for the write off of unamortized discounts, issuance costs and gains related to the portion of the Existing 2014 Notes and the Existing 2015 Notes redeemed.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratios of earnings to combined fixed charges and preferred dividends (from continuing operations) for each of the five fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006 are as follows:

	Years Ended
	2010	2009	2008		2007	2006
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1):	2.52x	2.58x	—	(2)	1.14x	—	(3)

(1)	For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings consists of income (loss) from continuing operations before income taxes plus share of loss (income) of associated companies, plus amortization of capitalized interest, less interest capitalized during the period. Fixed charges consist of interest expense, interest capitalized during the period, amortization of debt issuance expenses and the portion of rental expense representative of interest. We do not have shares of preferred stock outstanding.
(2)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges by $90.5 million.
(3)	Earnings for the year ended December 31, 2006 were inadequate to cover fixed charges by $220.6 million.

PRICE RANGE OF COMMON STOCK

Our common stock is publicly traded on the New York Stock Exchange under the symbol “UIS.” As of December 31, 2010, there were 42,648,839 shares of our common stock issued and outstanding. As of December 31, 2010, there were approximately 19,058 stockholders of record of our common stock.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NYSE, as adjusted to give retroactive effect to the one-for-ten reverse stock split effected on October 23, 2009.

	Share Prices
	High	Low
Year Ended December 31, 2011
First Quarter (through February 22, 2011)	$41.32	$25.33

Year Ended December 31, 2010
First Quarter	$40.40	$28.68
Second Quarter	39.23	18.43
Third Quarter	28.89	17.04
Fourth Quarter	31.70	21.32

Year Ended December 31, 2009
First Quarter	$13.70	$2.80
Second Quarter	16.40	5.00
Third Quarter	31.70	14.10
Fourth Quarter	40.05	23.92

The last reported sales price per share of our common stock on February 22, 2011 as reported by the NYSE was $37.43.

.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock since 1990 and do not anticipate declaring or paying dividends on our common stock in the foreseeable future. Certain of our debt instruments include restrictions on our ability to pay cash dividends. In addition, the mandatory convertible preferred stock will include restrictions on our ability to pay cash dividends on our common stock under certain circumstances.

DESCRIPTION OF THE MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of the material terms of the mandatory convertible preferred stock. This summary is not complete. The following summary of the terms and provisions of the mandatory convertible preferred stock is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, including the certificate of designations creating the mandatory convertible preferred stock, copies of which are available upon request as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

General

Under our Restated Certificate of Incorporation, our board of directors is authorized, without further shareholder action, to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of up to 40,000,000 shares of preferred stock, par value $1.00 per share, in one or more series. 1,500,000 shares of our authorized preferred stock have previously been designated as junior participating preferred stock, none of which are issued and outstanding. No other shares of our authorized preferred stock have been designated as to series prior to this offering. See “Description of Capital Stock.”

When issued, the mandatory convertible preferred stock, and our common stock issuable upon the conversion of the mandatory convertible preferred stock, will be fully paid and nonassessable. The holders of the mandatory convertible preferred stock and common stock issued upon conversion of the mandatory convertible preferred stock will have no preemptive or preferential right to purchase or subscribe to our stock, obligations, warrants or other securities of any class.

The transfer agent, registrar, conversion and dividend disbursing agent for shares of the mandatory convertible preferred stock and the transfer agent and registrar for shares of our common stock is The Bank of New York Mellon Corporation.

Ranking

The mandatory convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•

senior to our common stock, and, if issued, the junior participating preferred stock and to each other class of capital stock or series of preferred stock established after the original issue date of the mandatory convertible preferred stock (which we refer to as the “issue date”), the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the mandatory convertible preferred stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up (which we refer to collectively as “junior stock”);

•

equally with any class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank equally with the mandatory convertible preferred stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “parity stock”);

•

junior to each class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank senior to the mandatory convertible preferred stock as to dividend rights and/or rights upon our liquidation, dissolution or winding up; and

•	junior to our existing and future indebtedness (including trade payables).

Dividends

Holders of shares of the mandatory convertible preferred stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee of our board of directors, out of funds lawfully available for payment, cumulative dividends at an annual rate of 6.25% per share of the initial liquidation preference of $100 per share of mandatory convertible preferred stock (equivalent to $6.25 per year per share), payable in cash or, in the case of dividends payable on March 1, 2014 or any earlier conversion date, payable in cash, shares of our common stock (or, if applicable, units of exchange property) or a combination thereof, at our election and subject to the share cap, as described under “—Method of Payment of Dividends” below. Dividends on the mandatory convertible preferred stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2011 and ending on March 1, 2014 (each, a “dividend payment date”), at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the issue date of the mandatory convertible preferred stock, whether or not in any dividend period or periods there have been funds lawfully available for the payment of such dividends. For purposes hereof, a “dividend period” shall refer to a period commencing on, and including, a dividend payment date (or if no dividend payment date has occurred, commencing on, and including, the issue date), and ending on, and including, the day immediately preceding the next succeeding dividend payment date.

If any dividend payment date is not a business day, the dividend payable on such date shall be paid on the next business day without any adjustment, interest or other penalty in respect of such delay. A “business day” is any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

Dividends will be payable to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the 15th calendar day of the month immediately preceding the month in which such dividend payment date falls or such other record date fixed by our board of directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such dividend payment date but only to the extent a dividend has been declared to be payable on such dividend payment date (each, a “regular record date”), except that dividends payable on the mandatory conversion date, as defined below, will be payable to the holders presenting the mandatory convertible preferred stock for conversion. The regular record date shall apply regardless of whether it is a business day.

Dividends payable on the mandatory convertible preferred stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the mandatory convertible preferred stock for any period other than a full dividend period will be based upon the number of days elapsed during the period and computed on the basis of a 360-day year consisting of twelve 30-day months. The initial dividend on the mandatory convertible preferred stock for the first dividend period, assuming the issue date is February 28, 2011, is expected to be $1.5799 per share (based on the annual dividend rate of 6.25% and an initial liquidation preference of $100 per share) and will be payable, if declared, on June 1, 2011. Each subsequent quarterly dividend on the mandatory convertible preferred stock, when, as and if declared, will be $1.5625 per share (based on the annual dividend rate of 6.25% and an initial liquidation preference of $100 per share). Accumulated dividends on shares of mandatory convertible preferred stock will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the mandatory convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of the mandatory convertible preferred stock.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the mandatory convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the mandatory convertible preferred stock, is restricted by the indentures governing the Existing Notes and the indenture governing the 12 1/2% senior notes due 2016, subject to the conditions set forth in such indentures, and may be restricted by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See “Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on the mandatory convertible preferred stock and our common stock is subject to limitations. We do not anticipate paying any dividends on our common stock in the foreseeable future.”

Method of Payment of Dividends

All dividends paid prior to the conversion of the mandatory convertible preferred stock will be in cash. All dividends (or any portion of any dividend), including accrued and unpaid dividends, payable upon conversion of the mandatory convertible preferred stock pursuant to the provisions described under “—Conversion Rights—Mandatory Conversion,” “—Conversion Rights—Early Conversion at the Option of the Holder,” and “—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change” may, in our sole discretion (and subject to the share cap described below), be paid:

•	in cash;

•	by delivery of shares of our common stock; or

•	through payment or delivery, as the case may be, of any combination of cash and shares of our common stock;

provided that in the case of conversion upon a fundamental change that is a reorganization event (as defined below), dividends otherwise payable in shares of our common stock may be paid by delivery of units of exchange property, as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”; and provided further, that if our board of directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in shares of our common stock or units of exchange property, as the case may be, if lawfully permitted to do so (and subject to the share cap).

If we pay any dividend or portion thereof in shares of our common stock, such shares shall be valued for such purpose at 97% of the average VWAP per share of our common stock for the five trading days of the dividend reference period. If we pay any dividend or portion thereof in units of exchange property, the value of such units will be determined as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock.” The “dividend reference period” shall be:

•

in the case of a payment of dividends upon a conversion on the mandatory conversion date, the five consecutive trading days ending on, and including, the second trading day immediately preceding the mandatory conversion date;

•

in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion Rights—Early Conversion at the Option of the Holder,” the five consecutive trading days commencing on, and including, the third trading day immediately following the date on which we receive a notice of conversion from the holder; and

•

in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change,” the five consecutive trading days ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

If we pay any dividend or portion thereof in shares of our common stock or, if applicable, units of exchange property:

•

in the case of a payment of dividends upon conversion on the mandatory conversion date, we will give the holders of the mandatory convertible preferred stock notice of any such election and the portion of such payment that will be made in shares of our common stock no later than 10 scheduled trading days prior to the mandatory conversion date, and we will deliver shares of our common stock and pay cash, if applicable, in respect of such payment on the mandatory conversion date;

•

in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion Rights—Early Conversion at the Option of the Holder,” we will give each converting holder of the mandatory convertible preferred stock notice of any such election and the portion of such payment that will be made in shares of our common stock no later than two trading days after we receive notice of conversion from such holder, and we will deliver shares of our common stock and pay cash, if applicable, in respect of such payment no later than the ninth trading day after the applicable early conversion date, subject to the provisions for accrued dividends as described under “—Conversion Rights—Early Conversion at the Option of the Holder”; and

•

in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change,” we will give each converting holder of the mandatory convertible preferred stock notice of any such election and the portion of such payment that will be made in shares of our common stock or units of exchange property, as the case may be, in our fundamental change company notice (as defined below), and we will deliver shares of our common stock or units of exchange property, as the case may be, and pay cash, if applicable, in respect of such payment on the third business day following the conversion date in respect of such conversion.

If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income and Estate Tax Considerations”), dividends (including amounts received in respect of accrued and unpaid dividends) generally will be subject to U.S. federal income tax at a 30% or reduced treaty rate, as described more fully under “Certain U.S. Federal Income and Estate Tax Considerations—Non-U.S. Holders—Dividends.” We will withhold such U.S. federal income tax from amounts otherwise payable to you which, in the case of dividends paid in shares of our common stock or units of exchange property, we may do by withholding a portion of such shares or units for our transfer agent to sell on our behalf and by using the proceeds from those sales to pay such withholding tax.

If we do not provide notice of our election to pay any dividend, or a portion thereof, upon the conversion of the mandatory convertible preferred stock pursuant to the provisions described under “—Conversion Rights—Mandatory Conversion,” “—Conversion Rights—Early Conversion at the Option of the Holder,” or “—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change” through delivery of shares of our common stock or units of exchange property, as the case may be, as described above, we will pay such dividend entirely in cash (provided that we are lawfully permitted to pay such dividends entirely in cash at such time); provided, however, that if we are not lawfully permitted to pay such dividends entirely in cash at such time, we will pay such dividends in cash to the maximum extent lawfully permitted, with the balance paid in shares of our common stock to the extent lawfully permitted (and subject to the share cap).

For purposes of this “Description of the Mandatory Convertible Preferred Stock” section, the following terms have the meanings set forth below:

“Volume weighted average price” or “VWAP” per share of our common stock on any trading day means such price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page UIS <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” means, for any period, the average of the volume weighted average prices for each trading day in such period.

A “trading day” is any day on which:

•	there is no market disruption event (as defined below); and

•	the NYSE is open for trading, or, if our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) is not listed on the NYSE, any day on which the principal national securities exchange on which our common stock (or such other security) is listed is open for trading, or, if the common stock (or such other security) is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means any of the following events that has occurred:

•

any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) or in futures or option contracts relating to our common stock (or such other security) on the relevant exchange or quotation system;

•

any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) on the relevant exchange or quotation system or futures or options contracts relating to our common stock (or such other security) on any relevant exchange or quotation system; or

•

the failure to open of the exchange or quotation system on which futures or options contracts relating to our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

For purposes of the definition of “market disruption event” above, the relevant exchange or quotation system will be the NYSE; provided that if our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with any reorganization event) is not listed on the NYSE, the relevant exchange or quotation system will be the principal national securities exchange on which our common stock (or such other security) is listed for trading.

A “scheduled trading day” is any day that is scheduled to be a trading day, except that if our common stock is not listed on a national securities exchange, “scheduled trading day” means a business day.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered upon any conversion of the mandatory convertible preferred stock (whether mandatory conversion, early conversion at the option of the holder, or early conversion at the option of the holder upon a fundamental change), including any shares delivered in connection with any dividend payment as described above, exceed a number per share of mandatory convertible preferred stock equal to the product of (i) 1.8 and (ii) the maximum conversion rate, subject to adjustment as set forth under “—Conversion Rights—Conversion Rate Adjustments,” which is equal to approximately 4.8090 shares of our common stock per share of mandatory convertible preferred stock as of the date of this prospectus supplement. We refer to this limitation as the “share cap.” To the extent that we deliver the maximum number of whole shares of common stock equal to the share cap on the mandatory convertible preferred stock in accordance with the provisions set forth above, we will be deemed to have paid in full all accrued and unpaid dividends on such mandatory convertible preferred stock. However, in our sole discretion, we may elect to pay any amount above the share cap that would otherwise be payable in cash to the extent we have lawfully available funds to do so.

Dividend Stopper

So long as any share of mandatory convertible preferred stock remains outstanding:

•	no dividend or distribution shall be declared or paid on our common stock or any other shares of junior stock, except dividends payable solely in shares of our common stock;

•	no dividend or distribution shall be declared or paid on our parity stock, except as provided below; and

•	no common stock, junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries,

unless all accrued and unpaid dividends for all past quarterly dividend periods, including the latest completed dividend period, on all outstanding shares of the mandatory convertible preferred stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the mandatory convertible preferred stock on the applicable record date).

The limitations on distributions described in the immediately preceding paragraph will not apply to:

•

redemptions, purchases or other acquisitions of shares of our common stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the share dilution amount (as defined below) pursuant to a publicly announced repurchase plan); provided that any purchases to offset the share dilution amount shall in no event exceed the share dilution amount;

•	any dividends or distributions of rights or junior stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

•

the acquisition by us or any of our subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) or junior stock and, in each case, the payment of cash solely in lieu of fractional shares.

“Share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of our consolidated financial statements most recently filed with the SEC prior to the issue date) resulting from the grant, vesting or exercise of equity-based compensation to employees and directors and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) in full upon the mandatory convertible preferred stock and any shares of parity stock, all dividends declared on the mandatory convertible preferred stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the mandatory convertible preferred stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a dividend period related to such dividend payment date) (subject to their having been declared by our board of directors or a duly authorized committee of our board of directors out of lawfully available funds and including, in the case of parity stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If our board of directors or a duly authorized committee of our board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide written notice to the holders of the mandatory convertible preferred stock prior to such dividend payment date.

Subject to the foregoing, and not otherwise, dividends (payable in cash, securities or other property) as may be determined by our board of directors or any duly authorized committee of our board of directors may be declared and paid on any securities, including our common stock and other junior stock, from time to time out of any funds lawfully available for such payment, and holders of the mandatory convertible preferred stock shall not be entitled to participate in any such dividends.

Redemption

The mandatory convertible preferred stock will not be redeemable.

Conversion Rights

Mandatory Conversion

Each outstanding share of the mandatory convertible preferred stock will automatically convert on March 1, 2014 (the “mandatory conversion date”) into a number of shares of our common stock equal to the conversion rate described below, unless such share of the mandatory convertible preferred stock has been converted prior to the mandatory conversion date in the manner described in “—Conversion Rights—Early Conversion at the Option of the Holder,” or “—Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change.”

In addition to the number of shares of our common stock equal to the conversion rate described below, upon mandatory conversion, we will pay to holders of shares of mandatory convertible preferred stock on the mandatory conversion date an amount equal to any accrued and unpaid dividends on the mandatory convertible preferred stock, in cash, common stock or a combination thereof, at our election and subject to the share cap, whether or not declared prior to that date, for the then-current dividend period ending on the mandatory conversion date and all prior dividend periods (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date, which dividends shall be paid to such holders of record), provided that we are lawfully permitted to pay such dividends at such time.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of the mandatory convertible preferred stock on the applicable conversion date (excluding shares of common stock, if any, issued in respect of accrued and unpaid dividends), will be as follows:

•

if the applicable market value (as defined below) of our common stock is equal to or greater than $45.66, which we refer to as the “threshold appreciation price,” then the conversion rate will be 2.1899 shares of our common stock per share of mandatory convertible preferred stock (the “minimum conversion rate”), which is equal to $100 divided by the threshold appreciation price;

•

if the applicable market value of our common stock is less than the threshold appreciation price but greater than $37.43, which we refer to as the “initial price,” then the conversion rate will be equal to $100 divided by the applicable market value of our common stock; or

•

if the applicable market value of our common stock is less than or equal to the initial price, then the conversion rate will be 2.6717 shares of common stock per share of mandatory convertible preferred stock, which we refer to as the “maximum conversion rate,” which is equal to $100 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.”

The “applicable market value” of our common stock is the average VWAP per share of our common stock for the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding the mandatory conversion date.

The initial price is $37.43. The threshold appreciation price is $45.66, which represents approximately a 22% appreciation over the initial price.

Each of the fixed conversion rates, the initial price, the threshold appreciation price and the applicable market value are subject to adjustment as described under “—Conversion Rights—Conversion Rate Adjustments” below.

Based on the foregoing, if the market price of our common stock on the mandatory conversion date is the same as the applicable market value, the aggregate market value of the shares of our common stock you receive upon mandatory conversion (other than any shares of our common stock received in connection with any dividend payment) will be:

•	greater than the initial liquidation preference of the mandatory convertible preferred stock, if the applicable market value is greater than the threshold appreciation price,

•	equal to the initial liquidation preference, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price, and

•	less than the initial liquidation preference, if the applicable market value is less than the initial price.

In no event shall the number of shares of our common stock issued upon mandatory conversion, including any shares of our common stock delivered in connection with any dividend payment, exceed a number per share of mandatory convertible preferred stock equal to the share cap.

Early Conversion at the Option of the Holder

Holders of the mandatory convertible preferred stock will have the right to convert the mandatory convertible preferred stock, in whole or in part, at any time prior to the mandatory conversion date, other than during the fundamental change conversion period (as defined below), into shares of our common stock at the minimum conversion rate of 2.1899 shares of our common stock per share of the mandatory convertible preferred stock, subject to adjustment as described under “—Conversion Rights—Conversion Rate Adjustments” below.

In addition to the number of shares of our common stock equal to the minimum conversion rate, upon conversion of each share of the mandatory convertible preferred stock at the option of the holder on any date on which a holder converts shares of the mandatory convertible preferred stock at such holder’s option (the “early conversion date”), we will pay to such converting holder an amount equal to any accrued and unpaid dividends on such converted share(s) of the mandatory convertible preferred stock, in cash, common stock or a combination thereof, at our election and subject to the share cap, whether or not declared prior to that date, for all dividend periods ended prior to the dividend payment date immediately preceding the early conversion date (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date, which dividends shall be paid to such holders of record), subject to the immediately succeeding paragraph and provided that we are lawfully permitted to pay such dividends at such time.

If the early conversion date for any optional conversion by a holder occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then:

•	we will pay such dividend on the dividend payment date to the holder of record of the converted share(s) of the mandatory convertible preferred stock on such regular record date; and

•

share(s) of the mandatory convertible preferred stock surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current dividend period with respect to the share(s) so converted.

For the avoidance of doubt, the consideration that we deliver to such converting holder will not include any consideration for the dividend for the then-current dividend period.

In no event shall the number of shares of our common stock issued upon early conversion at the option of the holder, including any shares of our common stock delivered in connection with any dividend payment, exceed a number per share of mandatory convertible preferred stock equal to the share cap.

Early Conversion at the Option of the Holder Upon a Fundamental Change

If a fundamental change (as defined below) occurs prior to the mandatory conversion date, holders of the mandatory convertible preferred stock will have the right to convert the mandatory convertible preferred stock, in whole or in part, at any time during the period (the “fundamental change conversion period”) from, and including, the effective date of such fundamental change (the “effective date”) to, but excluding, the earlier of (i) the mandatory conversion date and (ii) the date that is 20 calendar days after the effective date, into a number of shares of our common stock or, if the fundamental change also constitutes a reorganization event (as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”), units of exchange property based on the conversion rate determined using the table below (the “fundamental change conversion rate”).

In addition to the number of shares of our common stock equal to the fundamental change conversion rate, upon conversion of each share of the mandatory convertible preferred stock during the fundamental change conversion period, we will pay to such converting holder an amount equal to any accrued and unpaid dividends on such converted share(s) of the mandatory convertible preferred stock, in cash, common stock or, if applicable, units of exchange property (as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”), or a combination thereof, at our election and subject to the share cap, whether or not declared prior to that date, for the then-current dividend period to, but not including, the fundamental change conversion date and all prior dividend periods (other than previously declared dividends on the mandatory convertible preferred stock payable to holders of record as of a prior date, which dividends shall be paid to such holders of record), to the extent that we have lawfully available funds to pay such dividends; provided, however, that if the conversion date for such conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then we will pay such dividend on the dividend payment date to the holder of record of the converted share(s) of the mandatory convertible preferred stock on such regular record date and the consideration that we deliver to the converting holder will not include any consideration for such dividend.

In no event shall the number of shares of our common stock issued upon conversion upon a fundamental change, including any shares of our common stock delivered in connection with any dividend payment, exceed a number per share of mandatory convertible preferred stock equal to the share cap.

We will notify holders, to the extent practicable, at least 20 business days prior to the anticipated effective date of such fundamental change, but in any event not later than two business days following our becoming aware of the occurrence of a fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state, among other things, whether we have elected to pay all or any portion of accrued and unpaid dividends in shares of our common stock or units of exchange property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in shares of our common stock or units of exchange property.

The table below sets forth the fundamental change conversion rate per share of mandatory convertible preferred stock based on the effective date of the fundamental change and the stock price paid (or deemed paid) per share of our common stock in the fundamental change (as described below). Notwithstanding the fact that certain fundamental change conversion rates set forth in the table exceed the share cap, in no event shall the number of shares of our common stock issued upon conversion of the mandatory convertible preferred stock upon a fundamental change, including any shares of our common stock delivered in connection with any dividend payment, exceed the share cap, which is equal to approximately 4.8090 shares of our common stock per share of mandatory convertible preferred stock as of the date of this prospectus supplement.

	Stock Price
Effective Date	$5.00	$15.00	$20.00	$30.00	$35.00	$37.43	$45.66	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00
February 28, 2011	6.028	3.667	3.290	2.853	2.722	2.673	2.552	2.509	2.471	2.442	2.402	2.376	2.357	2.342
June 1, 2011	5.776	3.601	3.248	2.826	2.699	2.650	2.532	2.490	2.453	2.426	2.388	2.363	2.346	2.332
September 1, 2011	5.518	3.532	3.205	2.801	2.675	2.627	2.511	2.470	2.435	2.408	2.373	2.350	2.334	2.321
December 1, 2011	5.255	3.462	3.161	2.775	2.652	2.605	2.490	2.450	2.416	2.391	2.357	2.337	2.322	2.311
March 1, 2012	4.988	3.389	3.117	2.751	2.630	2.583	2.469	2.430	2.397	2.373	2.342	2.323	2.309	2.299
June 1, 2012	4.716	3.313	3.074	2.729	2.609	2.562	2.448	2.409	2.377	2.354	2.326	2.309	2.297	2.288
September 1, 2012	4.439	3.235	3.029	2.708	2.589	2.542	2.427	2.388	2.357	2.335	2.309	2.294	2.284	2.275
December 1, 2012	4.157	3.152	2.982	2.691	2.572	2.523	2.406	2.367	2.336	2.316	2.292	2.279	2.270	2.263
March 1, 2013	3.869	3.064	2.933	2.677	2.557	2.507	2.384	2.344	2.314	2.295	2.274	2.263	2.255	2.249
June 1, 2013	3.578	2.972	2.880	2.669	2.550	2.496	2.362	2.320	2.290	2.272	2.254	2.246	2.240	2.235
September 1, 2013	3.281	2.875	2.819	2.671	2.553	2.494	2.339	2.293	2.262	2.247	2.234	2.228	2.224	2.221
December 1, 2013	2.979	2.774	2.748	2.682	2.579	2.512	2.310	2.255	2.228	2.218	2.212	2.209	2.207	2.205
March 1, 2014	2.672	2.672	2.672	2.672	2.672	2.672	2.190	2.190	2.190	2.190	2.190	2.190	2.190	2.190

The exact stock price and effective date may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•

if the stock price is greater than $100.00 per share (subject to adjustment as described below), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment as set forth under “—Conversion Rights—Conversion Rate Adjustments”; and

•

if the stock price is less than $5.00 per share (subject to adjustment as described below) (the “minimum stock price”), then the fundamental change conversion rate will be determined (a) as if the stock price equaled the minimum stock price and (b) if the effective date is between two dates on the table, using straight-line interpolation, as described herein, subject to adjustment.

The stock price in the fundamental change will equal:

•

in the case of a fundamental change described in clause (2) below in which the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•

otherwise, the average VWAP per share of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change (the “fundamental change market value”).

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of the mandatory convertible preferred stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to deliver shares at the fundamental change conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(2) we consolidate with or merge into any other person, or another person merges into us, or any other similar transaction or series of related transactions pursuant to which our common stock will be converted into cash, securities or other property, or we sell, lease or transfer in one transaction or a series of related transactions all or substantially all of the property and assets of ours and our subsidiaries; provided, however, that a fundamental change will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consists of shares of common stock that are listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market;

(3) our common stock (or any other security into which the mandatory convertible preferred stock becomes convertible in connection with a reorganization event) ceases to be listed or quoted on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(4) our stockholders approve any plan for our liquidation, dissolution or termination.

Conversion Procedures

In the event that a holder of shares of the mandatory convertible preferred stock does not by written notice designate the name in which the shares of common stock issuable upon conversion of the mandatory convertible preferred stock should be registered, we will be entitled to register such shares in the name of such holder as shown on our records and make payment of any accrued and unpaid dividends accordingly. In the case of a mandatory conversion, in the event that shares of the mandatory convertible preferred stock are then held in certificated form, if a holder of the mandatory convertible preferred stock does not by written notice to us elect to receive the shares of common stock issuable upon such mandatory conversion in certificated form, the name in which such shares should be registered and the address to which the certificate or certificates representing such shares of common stock should be sent, we will be entitled to register such shares in book-entry form in the name of such holder as shown on our records and make payment of any accrued and unpaid dividends accordingly.

The person or persons entitled to receive the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of our common stock issuable upon conversion of the mandatory convertible preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including, without limitation, voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock, by virtue of holding the mandatory convertible preferred stock.

No fractional shares of our common stock will be issued to holders of shares of the mandatory convertible preferred stock. In lieu of any fractional shares of common stock otherwise issuable upon conversion (including in connection with a dividend payment), that holder will be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of our common stock on the trading day immediately preceding the applicable conversion date. If more than one share of the mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the mandatory convertible preferred stock so surrendered.

Conversion Rate Adjustments

Each fixed conversion rate will be adjusted from time to time as follows:

(i) If we issue our common stock as a dividend or distribution to all or substantially all holders of our common stock, or if we effect a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of our common stock, each fixed conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =

the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

CR1 =	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0 =

the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (and prior to giving effect to such event); and

OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each fixed conversion rate will be immediately readjusted, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the fixed conversion rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

(ii) If we issue to all or substantially all holders of our common stock any rights (other than pursuant to any shareholder rights plan), options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of our common stock at less than the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR0 =	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;

CR1 =	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date;

X =	the number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the aggregate price payable to exercise such rights, options or warrants, divided by the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance.

Any increase in the fixed conversion rates made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each fixed conversion rate will be decreased, effective as of the date of such expiration or termination, to the fixed conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the fixed conversion rate that would then be in effect if such issuance had not been announced.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board of directors or a duly authorized committee thereof.

(iii) If we pay a dividend or other distribution to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, excluding:

(a) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;

(b) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below;

(c) “spin-offs” as to which the provisions set forth below in this clause (iii) apply; and

(d) any dividends or distributions in connection with a reorganization event that is included in exchange property (as described below),

then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0 – FMV)

where,

CR0 =	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

CR1 =	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on such record date;

SP0 =

the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the record date for such dividend or distribution; and

FMV =	the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) on the record date for such dividend or distribution of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets, expressed as an amount per share of our common stock.

If our board of directors or a duly authorized committee thereof determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the average VWAP per share of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the record date for such dividend or distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of the mandatory convertible preferred stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of shares of our capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution.

Any increase made under the portion of this clause (iii) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the fixed conversion rate that would then be in effect if the dividend or other distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	(FMV0 + MP0)
MP0

where,

CR0 =	the fixed conversion rate in effect at 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for such dividend or distribution;

CR1 =

the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for such dividend or distribution;

FMV0 =

the average VWAP per share of such capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period commencing on, and including, the ex-dividend date for such dividend or distribution; and

MP0 =	the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the ex-dividend date for such dividend or distribution.

The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th consecutive trading day immediately following, and including, the ex-dividend date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the record date for such dividend or distribution. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of shares of the mandatory convertible preferred stock if the conversion date occurs after the record date for such dividend or other distribution and prior to the end of such 10 consecutive trading day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.

(iv) If we pay a distribution consisting exclusively of cash to all or substantially all holders of our common stock, each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0 – C)

where,

CR0 =	the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution;

CR1 =	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the record date for such distribution;

SP0 =	the average VWAP per share of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the record date for such distribution;

C =	an amount of cash per share of our common stock we distribute to holders of our common stock.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of shares of the mandatory convertible preferred stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution.

Any adjustment to the fixed conversion rates pursuant to this clause (iv) will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. If such distribution is not so paid, the fixed conversion rates will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay such dividend and (b) the date such dividend was to have been paid, to the fixed conversion rates that would then be in effect if such distribution had not been declared.

(v) If we or one or more of our subsidiaries purchases our common stock pursuant to a tender offer or exchange offer (except as provided below) and the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each fixed conversion rate will be increased based on the following formula:

CR1 = CR0 x	(FMV + (SP1 x OS1))
(SP1 x OS0)

where,

CR0 =

the fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;

CR1 =	the fixed conversion rate in effect immediately after 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;

FMV =	the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) as of the expiration date of the aggregate value of all cash and any other consideration paid or payable for shares of our common stock validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”);

OS1 =	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”), less any purchased shares;

OS0 =	the number of shares of our common stock outstanding at the expiration time, including any purchased shares; and

SP1 =	the average VWAP per share of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at 5:00 p.m., New York City time, on the 10th consecutive trading day immediately following, and including, the trading day immediately following the expiration date, but will be given effect as of 9:00 a.m., New York City time, on the expiration date. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of shares of the mandatory convertible preferred stock if the conversion date occurs during such 10 consecutive trading day period. In such event, we will deliver the shares of common stock issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

“Ex-dividend date” means the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question or, if applicable, from the seller of such common stock (in the form of due bills or otherwise) as determined by such exchange or market.

If we have in effect a shareholder rights plan while any shares of the mandatory convertible preferred stock remain outstanding, holders of shares of the mandatory convertible preferred stock will receive, upon a conversion of shares of the mandatory convertible preferred stock, in addition to common stock, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in our rights plan have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of shares of the mandatory convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, that we are required to deliver upon conversion of shares of the mandatory convertible preferred stock, each fixed conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, capital stock (other than our common stock), evidences of our indebtedness, our assets or rights to acquire our capital stock, our indebtedness or our assets pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger a conversion rate adjustment pursuant to paragraphs (ii) or (iii) above. We currently do not have a shareholder rights plan in effect.

Notwithstanding the foregoing, no adjustment to the fixed conversion rates need be made if holders of shares of the mandatory convertible preferred stock participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding shares of the mandatory convertible preferred stock, as if such holders held a number of shares of our common stock equal to the maximum conversion rate as of the record date for such transaction, multiplied by the number of shares of the mandatory convertible preferred stock held by such holders.

The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted for:

•

the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•

the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours or any of our subsidiaries;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the issue date;

•	a change solely in the par value of our common stock;

•	stock repurchases that are not tender offers, including structured or derivative transactions;

•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock; and

•	a third-party tender or exchange offer.

All required calculations will be made to the nearest cent or 1/10,000th of a share. No adjustment in the fixed conversion rates will be required unless the adjustment would require an increase or decrease of at least 1% of the fixed conversion rates. If the adjustment is not made because the adjustment does not change the fixed conversion rates by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any conversion of the mandatory convertible preferred stock.

For U.S. federal income tax purposes, adjustments to the fixed conversion rates, or failure to make certain adjustments, that have the effect of increasing the beneficial owners’ proportionate interests in our assets or earnings and profits, may result in a taxable deemed distribution to the beneficial owners of mandatory convertible preferred stock. For example, an increase in the fixed conversion rates to reflect a taxable dividend to holders of our common stock will generally give rise to a taxable constructive dividend to the beneficial owners of mandatory convertible preferred stock to the extent made out of our current and accumulated earnings and profits. In the case of a non-U.S.-holder (as defined in “Certain U.S. Federal Income and Estate Tax Considerations”), if we pay withholding taxes on behalf of such non-U.S. holder as a result of an adjustment to the fixed conversion rates, we intend to set off such payments against cash payments and other distributions otherwise deliverable to the non-U.S. holder. See “Certain U.S. Federal Income and Estate Tax Considerations.”

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of mandatory convertible preferred stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the conversion date. Because (a) the applicable market value is an average VWAP per share of our common stock over a 20 consecutive trading day period and (b) the fundamental change market value is an average VWAP per share of our common stock over a five trading day period, we will make appropriate adjustments to the VWAP per share used to calculate the applicable market value or the fundamental change market value, as the case may be, to account for any adjustments to the fixed conversion rates that become effective during the period in which the applicable market value or the fundamental change market value, as the case may be, is being calculated.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes only in par value or resulting from a subdivision or combination);

•	any consolidation or merger of us with or into another person or any statutory exchange or binding share exchange; or

•	any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of us and our subsidiaries;

in each case, as a result of which the shares of our common stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “reorganization event”), then, at the effective time of such reorganization event, each share of the mandatory convertible preferred stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the mandatory convertible preferred stock, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of our common stock received in such reorganization event (the “exchange property”), and, at the effective time of such reorganization event, we will amend our Restated Certificate of Incorporation (or other similar organizational document) to provide for such change in the convertibility of the mandatory convertible preferred stock; provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each share of our common stock held immediately prior to such reorganization event by a person, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election (or of all such holders if none makes an election). The conversion rate then in effect will be applied on the applicable conversion date to the amount of such exchange property received per share of our common stock in the reorganization event (a “unit of exchange property”), as determined in accordance with this section. For the purpose of determining which bullet of the definition of conversion rate will apply on the mandatory conversion date and for the purpose of calculating the conversion rate if the second bullet in the definition thereof is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors or a duly authorized committee thereof, except that if a unit of exchange property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average VWAP for a share of such common stock or a single ADR, as the case may be, for the 20 consecutive trading day period ending on, and including, the third trading day immediately preceding the mandatory conversion date (or for the purpose of determining the stock price on a fundamental change conversion date, the value of such common stock or ADRs will be the average VWAP for a share of such common stock or a single ADR, as the case may be, for the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date). For the purpose of paying accrued and unpaid dividends in units of exchange property as contemplated under “—Method of Payment of Dividends,” the value of a unit of exchange property will equal 97% of the value determined pursuant to the immediately preceding sentence.

The above provisions of this section will similarly apply to successive reorganization events and the “—Conversion Rights—Conversion Rate Adjustments” section will apply to any shares of our capital stock (or of any successor) received by the holders of our common stock in any such reorganization event.

We (or any successor of us) will, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any reorganization event, provide written notice to the holders of the mandatory convertible preferred stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this section.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of shares of the mandatory convertible preferred stock will be entitled to receive out of our assets available for distribution to our shareholders, subject to rights of our creditors, before any payment or distribution is made to holders of junior stock (including our common stock), payment in full of the amount of $100 per share of the mandatory convertible preferred stock, plus an amount equal to any accrued and unpaid dividends, whether or not declared, on such shares to (but not including) the date fixed for liquidation, dissolution or winding up. If in any such distribution our assets or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the mandatory convertible preferred stock and any other stock ranking equally with the mandatory convertible preferred stock as to such distribution, the holders of shares of the mandatory convertible preferred stock and such other stock will share ratably in any such distribution in proportion to the full accrued and unpaid respective distributions to which they are entitled. After payment of the full amount of the liquidation preference, including an amount equal to any accrued and unpaid dividends, to which they are entitled, the holders of the mandatory convertible preferred stock will have no right or claim to any of our remaining assets.

Neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all our assets, nor our merger or consolidation with any other corporation or other entity, will be deemed to be a liquidation, dissolution or winding up of our company.

The certificate of designations for the mandatory convertible preferred stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the mandatory convertible preferred stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of shares of the mandatory convertible preferred stock will have no voting rights in respect of such shares except as set forth below or as otherwise required by law or our Restated Certificate of Incorporation from time to time. In matters where holders of the mandatory convertible preferred stock are entitled to vote, each share of the mandatory convertible preferred stock shall be entitled to one vote.

Preferred Directors

Whenever, at any time or times, dividends payable on the shares of the mandatory convertible preferred stock have not been paid for an aggregate of six or more quarterly dividend periods, whether or not consecutive (an “event of nonpayment”), immediately prior to the next annual meeting or special meeting of our stockholders, the authorized number of directors on our board of directors will automatically be increased by two and the holders of the mandatory convertible preferred stock will have the right, with holders of shares of any one or more other classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “preferred directors” and each, a “preferred director”) to fill such newly created directorships at such meeting of our stockholders and at each subsequent annual meeting or special meeting of our stockholders until all accrued and unpaid dividends have been paid in full or fully set aside for payment on the mandatory convertible preferred stock, at which time such right will terminate, except as otherwise provided in this prospectus supplement or expressly provided by law, subject to revesting in the event of each and every event of nonpayment; provided that it will be a qualification for election for any preferred director that the election of such preferred director will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies, including that we have a majority of independent directors.

Upon any termination of the right set forth in the immediately preceding paragraph, the preferred directors will cease to be qualified as directors, the term of office of all preferred directors then in office will terminate immediately, and the authorized number of directors will be reduced by the number of preferred directors elected as described above.

Any preferred director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of our stockholders at which this is a permitted action by the affirmative vote of the holders of a majority in voting power of the shares of the mandatory convertible preferred stock at the time outstanding voting separately as a class together with the holders of shares of parity stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such holders described above are then exercisable. If the office of any preferred director becomes vacant for any reason other than removal from office as described above, the remaining preferred director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

At any time after the right of the holders of the mandatory convertible preferred stock to elect directors has become vested and is continuing but a meeting of our stockholders to elect such directors has not yet been held, or if a vacancy shall exist in the office of any such preferred director that has not been filled by the remaining preferred director, our board of directors may, but shall not be required to, call a special meeting of the holders of the mandatory convertible preferred stock and any one or more classes or series of outstanding parity stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the directors that such holders are entitled to elect; provided that in the event our board of directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such a director (whether at an annual meeting or special meeting), the presence in person or by proxy of the holders of shares representing at least a majority of the voting power of the mandatory convertible preferred stock and any parity stock having similar voting rights shall be required to constitute a quorum of the mandatory convertible preferred stock and any parity stock having similar voting rights. The affirmative vote of the holders of the mandatory convertible preferred stock and any parity stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

When a Supermajority Vote is Required

In addition to any other vote or consent of stockholders required by law or our Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least 66-2/3% in voting power of the outstanding shares of the mandatory convertible preferred stock and all other parity stock having similar voting rights that are exercisable at the time, voting as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, will be required to:

•

amend or alter the certificate of designations for the mandatory convertible preferred stock or our Restated Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the mandatory convertible preferred stock with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding up;

•

amend, alter or repeal any provision of the certificate of designations for the mandatory convertible preferred stock or our Restated Certificate of Incorporation (including, unless no vote on such merger or consolidation is required in accordance with the following bullet, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the mandatory convertible preferred stock; or

•

consummate a binding share exchange, a reclassification involving the mandatory convertible preferred stock, or a merger or consolidation of us with another corporation or other entity, unless in each case (x) the mandatory convertible preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) the mandatory convertible preferred stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the mandatory convertible preferred stock immediately prior to such consummation, taken as a whole;

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock (including the mandatory convertible preferred stock), ranking equally with and/or junior to the mandatory convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of the shares of the mandatory convertible preferred stock.

Reservation of Common Stock

We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon the conversion of the mandatory convertible preferred stock, that number of shares of common stock as we shall from time to time expect to be issued upon the conversion of all the shares of mandatory convertible preferred stock then outstanding.

Listing

We expect to apply to list the mandatory convertible preferred stock on the NYSE, and, if approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the mandatory convertible preferred stock. Upon listing, we have agreed to use our reasonable best efforts to keep the mandatory convertible preferred stock listed on the NYSE. Listing the mandatory convertible preferred stock on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their shares of the mandatory convertible preferred stock.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

The Bank of New York Mellon Corporation will serve as transfer agent, registrar and conversion and dividend disbursing agent for the mandatory convertible preferred stock.

Book-Entry, Delivery and Form

The mandatory convertible preferred stock will be issued in global form. DTC or its nominee will be the sole registered holder of the mandatory convertible preferred stock. Ownership of beneficial interests in the mandatory convertible preferred stock in global form will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in the mandatory convertible preferred stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the mandatory convertible preferred stock, DTC or such nominee, as the case may be, will be considered the sole holder of the mandatory convertible preferred stock represented by such global certificate for all purposes under the certificate of designation. No beneficial owner of an interest in the mandatory convertible preferred stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the certificate of designation.

Payments of dividends on the global certificate representing the mandatory convertible preferred stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of Unisys, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the mandatory convertible preferred stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the mandatory convertible preferred stock, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate representing the mandatory convertible preferred stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the mandatory convertible preferred stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Unisys, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the mandatory convertible preferred stock in global form and a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in the mandatory convertible preferred stock in global form may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the certificate of designation. Beneficial interests in mandatory convertible preferred stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our common stock, our preferred stock and certain provisions of the Delaware General Corporation Law. For more detailed information, you should refer to our Restated Certificate of Incorporation and By-laws, copies of which have been filed with the SEC and incorporated by reference into this prospectus supplement, and the relevant provisions of the Delaware General Corporation Law.

General

Our authorized capital stock consists of:

•	72,000,000 shares of common stock, par value $0.01 per share; and

•	40,000,000 shares of preferred stock, par value $1.00 per share, including 1,500,000 shares that have been designated as junior participating preferred stock.

As of December 31, 2010, there were 42,648,839 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Subject to the rights of any holders of shares of preferred stock and except as otherwise may be required by applicable law, holders of shares of common stock:

•	are entitled to receive dividends when and as declared by the board of directors from funds legally available for that purpose;

•	have the exclusive right to vote on all matters on which stockholders generally are entitled to vote, including the election of directors, and are entitled to one vote per share; and

•	are entitled, upon any liquidation, dissolution or winding up of Unisys, to a pro rata distribution of the assets and funds available for distribution to stockholders.

Holders of shares of common stock do not have preemptive rights to subscribe for additional shares of common stock or securities convertible into shares of common stock. Our common stock is currently listed on the NYSE under the symbol “UIS”. The Bank of New York Mellon Corporation is the transfer agent for our common stock.

We have not declared or paid any cash dividends on our common stock since 1990 and do not anticipate declaring or paying dividends on the common stock in the foreseeable future. Certain of our debt instruments include restrictions on our ability to pay dividends.

All outstanding shares of our common stock are fully paid and nonassessable. Any additional shares of common stock that we issue will be fully paid and nonassessable.

Preferred Stock

Our Restated Certificate of Incorporation authorizes our board of directors to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock we may offer, our board of directors has the authority, subject to applicable law, to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	the ranking of that series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the dividend rate, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if Unisys is dissolved or liquidated;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	the voting rights for the shares of that series; and

•	any other rights, preferences or limitations of that series.

Junior Participating Preferred Stock

Our Restated Certificate of Incorporation authorizes our board of directors to provide for the issuance of shares of our junior participating preferred stock. The shares of junior participating preferred stock will be nonredeemable. Each share of junior participating preferred stock will have a preferential quarterly dividend equal to the greater of (1) $15 per share or (2) 300 times the aggregate dividend declared per share of common stock. In the event of liquidation, the holders of the shares of junior participating preferred stock will receive a preferred liquidation payment of $100 per share, and will be entitled to receive an aggregate liquidation payment per share equal to 300 times the payment made per share of common stock. Each share of the junior participating preferred stock will have 300 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of the junior participating preferred stock will be entitled to receive 300 times the amount received per share of common stock. The junior participating preferred stock has customary antidilution provisions to protect the dividend, liquidation and voting rights described above.

Anti-Takeover Provisions

Delaware Law

Unisys is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time of the transaction in which the person became an interested stockholder. The provision does not apply if:

•	prior to such time, either the business combination or such transaction is approved by the board of directors of the corporation;

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•

on or after such time, the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control or reducing the price that some investors might be willing to pay in the future for our common stock.

Corporate Documents

Our Restated Certificate of Incorporation and By-laws also contain anti-takeover provisions that may have the effect of delaying, deferring or preventing a future takeover or change in control unless the board approves it. These provisions may also make it more difficult to remove the current board of directors.

•

Removal of Directors; Vacancies — Directors may be removed from office with or without cause by the affirmative vote of at least 80% of the outstanding voting stock. Vacancies in the board of directors and newly created directorships are filled for the unexpired term only by the vote of a majority of the remaining directors in office.

•

Special Meetings of Stockholders — Under the Restated Certificate of Incorporation and By-laws, stockholders may not call a special meeting of stockholders. Only the board of directors, by resolution adopted by a majority of the entire board, may call a special meeting of stockholders.

•

Action by Written Consent — The Delaware General Corporation Law provides that, unless specifically prohibited by the Restated Certificate of Incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of capital stock having the requisite number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Our Restated Certificate of Incorporation requires that stockholder action be taken at a meeting of stockholders and prohibits stockholder action by written consent.

•

Business Combinations — The Restated Certificate of Incorporation provides that mergers, consolidations, sales or other transfers of assets of, issuances or reclassifications of securities of, or adoptions of plans of liquidation by Unisys (individually, a “corporate transaction”) must be approved by 80% or more of the voting stock when the action involves a person (a “20% stockholder”) who beneficially owns more than 20% of the then outstanding shares of voting stock, unless minimum price, form of consideration and procedural requirements (the “fair price provisions”) are satisfied or unless a majority of the directors not affiliated with the 20% stockholder approve the corporate transaction.

The affirmative vote of 80% or more of the then outstanding shares of voting stock is required to amend, alter or repeal the provisions of the Restated Certificate of Incorporation and By-laws discussed above.

The purpose of the provisions of the Restated Certificate of Incorporation and By-laws relating to (1) the removal of directors and the filling of vacancies; (2) the prohibition of stockholder action by written consent and (3) supermajority voting requirements for the repeal of these provisions is to discourage many types of transactions that involve an actual or threatened change of control of Unisys. They are designed to make it more difficult and time-consuming to change majority control of the board of directors and thus to reduce the vulnerability of Unisys to an unsolicited takeover proposal that does not contemplate the acquisition of at least 80% of the voting stock or to an unsolicited proposal for the restructuring or sale of all or part of the company.

These charter and by-law provisions may make more difficult or discourage a proxy contest, or the assumption of control, by a holder of a substantial block of shares of common stock, or the removal of the incumbent board of directors, and could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the fair price provisions discussed above provide that corporate transactions involving Unisys and a 20% stockholder may not be consummated without the approval of a majority of unaffiliated directors (unless the transaction meets specified criteria or is approved by supermajority vote), these provisions could give incumbent management the power to prevent certain takeovers. The fair price provisions may also discourage attempts to effect a “two-step” acquisition in which a third party purchases a controlling interest in cash and acquires the balance of the voting stock for less desirable consideration. Under the provisions governing the removal of directors, the third party would not immediately obtain the ability to control the board of directors through its first-step acquisition and, under the fair price provisions, having made the first-step acquisition, the third party could not acquire the balance of the voting stock for a lower price without a supermajority vote or the approval of a majority of the unaffiliated directors.

These provisions of the Restated Certificate of Incorporation and By-laws help ensure that the board of directors, if confronted with an unsolicited proposal from a third party that has acquired a block of shares of common stock, will have sufficient time to review the proposal and to consider appropriate alternatives for Unisys stockholders.

These provisions are also intended to encourage persons seeking to acquire control of Unisys to initiate such an acquisition through arm’s-length negotiations with the board of directors, who would then be in a position to negotiate a transaction that would treat all stockholders in substantially the same manner. The provisions may have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of Unisys, even though such an attempt might be beneficial to the company and its stockholders. In addition, since the provisions are designed to discourage accumulations of large blocks of shares of common stock by purchasers whose objective is to have those shares repurchased by the company at a premium, the provisions could tend to reduce the temporary fluctuations in the market price of common stock caused by these accumulations. Accordingly, Unisys stockholders could be deprived of the opportunity to sell their shares at a potentially higher market price.

DESCRIPTION OF INDEBTEDNESS

8% Senior Notes due 2012

We issued $400 million aggregate principal amount of 8% Senior Notes due 2012 (the “2012 Notes”) in 2005, $68 million of which is still outstanding. Interest is payable semi-annually on April 15 and October 15 and maturity is October 15, 2012. The 2012 Notes are redeemable at any time at a price equal to 100% of their principal amount plus a make-whole premium, plus accrued and unpaid interest.

The 2012 Notes contain certain covenants that restrict, subject to certain exceptions, our and our subsidiaries’ ability to create liens upon any real property or any stock or indebtedness of certain subsidiaries, engage in mergers or consolidations and enter into sale and leaseback transactions. The 2012 Notes contain customary events of default.

12 3/4% Senior Secured Notes due 2014

We issued $385 million aggregate principal amount of 12 3/4% Senior Secured Notes due 2014 (the “First Lien Notes”) in 2009, $375 million of which is still outstanding. Interest is payable semi-annually on April 15 and October 15 and maturity is October 15, 2014. The First Lien Notes are guaranteed by Unisys Holding Corporation, a wholly-owned Delaware corporation that directly or indirectly holds the shares of substantially all of the company’s foreign subsidiaries, and by certain of the company’s other current and future U.S. subsidiaries. The First Lien Notes are secured by first-priority liens (subject to permitted prior liens) on substantially all of the company’s assets, except (i) accounts receivable that are subject to one or more receivables facilities, (ii) real estate located outside the U.S., (iii) cash or cash equivalents securing reimbursement obligations under letters of credit or surety bonds and (iv) certain other excluded assets.

We may redeem up to 35% of the First Lien Notes at any time prior to October 15, 2012 using the proceeds of certain equity offerings at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest. We may also redeem the First Lien Notes prior to October 15, 2012, at a price equal to 100% of their principal amount plus a make-whole premium, plus accrued and unpaid interest. On or after October 15, 2012, we may redeem the First Lien Notes at scheduled redemption prices. If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest.

The First Lien Notes contain certain covenants that restrict, subject to certain exceptions, our and our subsidiaries’ ability to sell assets, incur additional indebtedness or issue preferred stock, repay other indebtedness, pay certain dividends and distributions or repurchase capital stock, create liens on assets, make investments, loans or advances, restrict dividends, loans or asset transfers from our subsidiaries, engage in mergers or consolidations and enter into certain transactions with affiliates. The First Lien Notes contain customary events of default.

14 1/4% Senior Secured Notes due 2015

We issued $246.6 million aggregate principal amount of 14 1/4% Senior Secured Notes due 2015 (the “Second Lien Notes”) in 2009, $246.6 million of which is still outstanding. Interest is payable semi-annually on March 15 and September 15 and maturity is September 15, 2015. The Second Lien Notes are guaranteed by Unisys Holding Corporation, a wholly owned Delaware corporation that directly or indirectly holds the shares of substantially all of the company’s foreign subsidiaries, and by certain of the company’s other current and future U.S. subsidiaries. The Second Lien Notes are secured by second-priority liens (subject to permitted prior liens) on substantially all of the company’s assets, except (i) accounts receivable that are subject to one or more receivables facilities, (ii) real estate located outside the U.S., (iii) cash or cash equivalents securing reimbursement obligations under letters of credit or surety bonds and (iv) certain other excluded assets.

We may redeem up to 35% of the Second Lien Notes at any time prior to September 15, 2012 using the proceeds of certain equity offerings at a redemption price of 114.250% of the principal amount thereof, plus accrued and unpaid interest. We may also redeem the Second Lien Notes prior to September 15, 2012, at a price equal to 100% of their principal amount plus a make-whole premium, plus accrued and unpaid interest. On or after September 15, 2012, we may redeem the Second Lien Notes at scheduled redemption prices. If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest.

The Second Lien Notes contain certain covenants that restrict, subject to certain exceptions, our and our subsidiaries’ ability to sell assets, incur additional indebtedness or issue preferred stock, repay other indebtedness, pay certain dividends and distributions or repurchase capital stock, create liens on assets, make investments, loans or advances, restrict dividends, loans or asset transfers from our subsidiaries, engage in mergers or consolidations and enter into certain transactions with affiliates. The Second Lien Notes contain customary events of default.

12 1/2% Senior Notes due 2016

We issued $210 million aggregate principal amount of 12 1/2% Senior Notes due 2016 (the “2016 Notes”) in 2007, $150.6 million of which is still outstanding. Interest is payable semi-annually on January 15 and July 15 and maturity is January 15, 2016.

We may redeem the 2016 Notes prior to January 15, 2012 at a price equal to 100% of their principal amount plus a make-whole premium, plus accrued and unpaid interest. On or after January 16, 2012, we may redeem the 2016 Notes at scheduled redemption prices. If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest.

The 2016 Notes contain certain covenants that restrict, subject to certain exceptions, our and our subsidiaries’ ability to sell assets, incur additional indebtedness or issue preferred stock, repay other indebtedness, pay certain dividends and distributions or repurchase capital stock, create liens on assets, make investments, loans or advances, restrict dividends, loans or asset transfers from our subsidiaries, engage in mergers or consolidations and enter into certain transactions with affiliates. The 2016 Notes contain customary events of default.

Receivables Facility

On May 16, 2008, we entered into a three-year, U.S. accounts receivable securitization facility. Under this facility, we have agreed to sell, on an ongoing basis, through Unisys Funding Corporation I, a wholly owned subsidiary, up to $150 million of interests in eligible U.S. trade accounts receivable. Under the facility, receivables are sold at a discount that reflects, among other things, a yield based on LIBOR subject to a minimum rate. The facility includes customary representations and warranties, including no material adverse change in our business, assets, liabilities, operations or financial condition. It also requires us to maintain a minimum fixed charge coverage ratio and certain ratios related to the sold receivables. Termination events include failure to perform covenants, materially incorrect representations and warranties, change of control and default under debt aggregating at least $25 million. At December 31, 2010, the company had not sold any eligible receivables.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax and, for non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership, conversion and disposition of the mandatory convertible preferred stock and our common stock received in respect thereof as of the date hereof. Except where noted, this summary deals only with the mandatory convertible preferred stock acquired in this offering and mandatory convertible preferred stock and common stock held as capital assets. As used herein, the term “U.S. holder” means a beneficial owner of the mandatory convertible preferred stock or our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of the mandatory convertible preferred stock or our common stock that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

This summary is not a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding the mandatory convertible preferred stock or our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a person who is an investor in a pass-through entity;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

If a partnership holds the mandatory convertible preferred stock or our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the mandatory convertible preferred stock or our common stock, you should consult your own tax advisors.

This summary does not contain a detailed description of all the U.S. federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase, ownership or disposition of the mandatory convertible preferred stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

Dividends

Distributions on the mandatory convertible preferred stock (including constructive distributions and amounts received upon conversion of the mandatory convertible preferred stock attributable to accrued and unpaid dividends that are treated as taxable distributions for U.S. federal income tax purposes, both as described below) or our common stock will be dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates, as discussed below. To the extent that the amount of any distribution paid on the mandatory convertible preferred stock or our common stock exceeds our current and accumulated earnings and profits attributable to that share of the mandatory convertible preferred stock or our common stock, the distribution will be treated first as a tax-free return of capital and will be applied against and will reduce the U.S. holder’s adjusted tax basis (but not below zero) in that share of the mandatory convertible preferred stock or our common stock. This reduction in basis will increase any gain, or reduce any loss realized by the U.S. holder on the subsequent sale, redemption or other disposition of the mandatory convertible preferred stock or our common stock. The amount of any such distribution in excess of the U.S. holder’s adjusted tax basis will be taxed as capital gain.

Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the U.S. holder meets certain holding period and other applicable requirements. Dividends paid to a non-corporate U.S. holder in taxable years beginning before January 1, 2013 will qualify for taxation at special rates if the U.S. holder meets certain holding period and other applicable requirements.

In addition, a corporate shareholder may be required to reduce its basis in stock with respect to certain “extraordinary dividends,” as provided under Section 1059 of the Code. U.S. holders should consult their own tax advisors in determining the application of these rules in light of their particular circumstances.

Sale or Other Disposition

A sale, exchange, or other disposition of the mandatory convertible preferred stock (other than a conversion of the mandatory convertible preferred stock into common stock) or our common stock received upon the conversion of such mandatory convertible preferred stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition (although any amount attributable to declared and unpaid dividends on the mandatory convertible preferred stock may be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and a U.S. holder’s adjusted tax basis in the mandatory convertible preferred stock or our common stock, as the case may be. A holder’s tax basis in the mandatory convertible preferred stock will generally be such holder’s cost and a holder’s tax basis in the common stock will generally be as described in “—U.S. Holders—Conversion of the Mandatory Convertible Preferred Stock into Common Stock.” Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the mandatory convertible preferred stock or our common stock, as applicable, exceeds one year. Under current law, if a U.S. holder is an individual or other non-corporate holder, net long-term capital gain realized by such U.S. holder is subject to a reduced maximum tax rate of 15%. For taxable years beginning on or after January 1, 2013, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations.

Conversion of the Mandatory Convertible Preferred Stock into Common Stock

As a general rule, a U.S. holder will not recognize any gain or loss in respect of the receipt of common stock (other than any common stock received in respect of accrued and unpaid dividends, as described below) upon the conversion of the mandatory convertible preferred stock. The adjusted tax basis of such common stock received on conversion will equal the adjusted tax basis of the mandatory convertible preferred stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the converted mandatory convertible preferred stock was held prior to conversion.

Cash received in lieu of a fractional common share will generally be treated as a payment in a taxable exchange for such fractional common share, and capital gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional common share. Any cash received that is attributable to accrued and unpaid dividends on the mandatory convertible preferred stock will generally be treated as described above under “—U.S. Holders—Dividends.” Furthermore, although it is not free from doubt, we intend to treat common stock received in respect of accrued and unpaid dividends on the mandatory convertible preferred stock as described above under “—U.S. Holders—Dividends.” The adjusted tax basis of any common stock received upon conversion that is attributable to accrued and unpaid dividends will equal its fair market value at the time it is distributed and its holding period will begin on the day following the distribution. Each U.S. holder should consult its tax advisor to determine the specific tax treatment of the receipt of cash or shares in respect of accrued and unpaid dividends on the mandatory convertible preferred stock.

The tax treatment of any additional shares of common stock received in respect of a conversion upon a fundamental change (as described under “Description of the Mandatory Convertible Preferred Stock— Conversion Rights—Early Conversion at the Option of the Holder Upon a Fundamental Change”) is unclear. We intend to treat such additional shares as part of the consideration received upon conversion. However, the Internal Revenue Service (“IRS”) may assert that such additional shares are treated as a distribution taxable as a dividend.

In the event a U.S. holder’s mandatory convertible preferred stock is converted pursuant to certain other transactions, including our consolidation or merger into another person (see “Description of the Mandatory Convertible Preferred Stock—Recapitalizations, Reclassifications and Changes of Our Common Stock”) the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. Each U.S. holder should consult its tax advisor to determine the specific tax treatment of a conversion under such circumstances.

Adjustment of Conversion Rate

The conversion rate of the mandatory convertible preferred stock is subject to adjustment under certain circumstances. U.S. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of the mandatory convertible preferred stock as having received a constructive distribution includable in such U.S. holder’s income in the manner described above under “—U.S. Holders—Dividends,” if and to the extent that certain adjustments to the fixed conversion rates increase the proportionate interest of a U.S. holder in our assets or earnings and profits. For example, an increase in the fixed conversion rates to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of the mandatory convertible preferred stock to the extent of our current and accumulated earnings and profits. In addition, an adjustment to the fixed conversion rates of the mandatory convertible preferred stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Adjustments to the fixed conversion rates made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the mandatory convertible preferred stock, however, will generally not be considered to result in a constructive dividend distribution.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of the mandatory convertible preferred stock or our common stock and the proceeds from the sale, exchange or other disposition of the mandatory convertible preferred stock or our common stock that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless a U.S. holder is an exempt recipient and appropriately establishes that exemption. Backup withholding may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Dividends

Dividends (including any constructive distributions taxable as dividends and amounts received upon conversion of the mandatory convertible preferred stock attributable to accrued and unpaid dividends that are treated as taxable distributions for U.S. federal income tax purposes, both as described above) paid to a non-U.S. holder of the mandatory convertible preferred stock or our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of the mandatory convertible preferred stock or our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the mandatory convertible preferred stock or our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of the mandatory convertible preferred stock or our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized on the disposition of the mandatory convertible preferred stock or our common stock (including, in the case of conversion, the deemed exchange that gives rise to a payment of cash in lieu of a fractional common share) generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Conversion into Common Stock

Non-U.S. holders will generally not recognize any gain or loss in respect of the receipt of common stock (other than any common stock received in respect of accrued and unpaid dividends, as described below) upon the conversion of the mandatory convertible preferred stock, except with respect to any cash received in lieu of a fractional share that is taxable as described above under “—Non-U.S. Holders—Sale or Other Disposition.”

The amount of cash received by a non-U.S. holder in respect of accrued and unpaid dividends on the mandatory convertible preferred stock will be treated as described above under “—Non-U.S. Holders—Dividends.” Furthermore, although it is not free from doubt, we intend to treat common stock received in respect of accrued and unpaid dividends on the mandatory convertible preferred stock as a taxable distribution, and we intend to withhold tax from such distributions to non-U.S. holders as described above under “—Non-U.S. Holders—Dividends.”

Adjustment of Conversion Rate

As described above under “—U.S. Holders—Adjustment of Conversion Rate,” adjustments to the fixed conversion rates (or failures to adjust the fixed conversion rates) that increase the proportionate interest of a non-U.S. holder in our assets or earning and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Non-U.S. Holders—Dividends.” Because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to set off any withholding tax that we are required to collect with respect to any such constructive distribution against cash payments and other distributions otherwise deliverable to a non-U.S. holder.

Federal Estate Tax

The mandatory convertible preferred stock and common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the mandatory convertible preferred stock or our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale of the mandatory convertible preferred stock or our common stock paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition of the mandatory convertible preferred stock and/or the common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the mandatory convertible preferred stock and/or the common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the mandatory convertible preferred stock and/or the common stock by an ERISA Plan with respect to which we or the underwriters is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the mandatory convertible preferred stock and/or the common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Representation

Accordingly, by acceptance of the mandatory convertible preferred stock and/or the common stock, each purchaser and subsequent transferee of the mandatory convertible preferred stock and/or the common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the mandatory convertible preferred stock and/or the common stock constitutes assets of any Plan or (ii) the purchase and holding of the mandatory convertible preferred stock and/or the common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the mandatory convertible preferred stock and/or the common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the mandatory convertible preferred stock and/or the common stock.

UNDERWRITING

The company and the underwriters named below have entered into an underwriting agreement with respect to the shares of mandatory convertible preferred stock being offered. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. and Citigroup Global Markets Inc. are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	1,170,000
Citigroup Global Markets Inc.	990,000
RBS Securities Inc.	90,000

Total	2,250,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option for a period of 13 days from the date of this prospectus supplement to buy up to an additional 337,500 shares from the company. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $1.80 per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 337,500 additional shares.

Paid by the Company	No Exercise	Full Exercise
Per Share	$3.00	$3.00
Total	$6,750,000	$7,762,500

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $2,000,000.

The company, and its directors and executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is, with respect to the Company, 90 days and, with respect to the directors and executive officers, 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

In connection with the offering, the underwriters may purchase and sell shares of our mandatory convertible preferred stock and/or our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales of our mandatory convertible preferred stock involve the sale by the underwriters of a greater number of shares of our mandatory convertible preferred stock than they are required to purchase in the offering. “Covered” short sales are sales of our mandatory convertible preferred stock made in an amount not greater than the underwriters’ option to purchase additional shares of our mandatory convertible preferred stock from the company in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our mandatory convertible preferred stock or purchasing shares of our mandatory convertible preferred stock in the open market. In determining the source of shares of our mandatory convertible preferred stock to close out the covered short position, the underwriters will consider, among other things, the price of shares of our mandatory convertible preferred stock available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales of our mandatory convertible preferred stock in excess of such option. The underwriters must close out any naked short position by purchasing shares of our mandatory convertible preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our mandatory convertible preferred stock or our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our mandatory convertible preferred stock and/or our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our mandatory convertible preferred stock and/or our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our mandatory convertible preferred stock and/or our common stock. As a result, the price of our mandatory convertible preferred stock and/or our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the company.

The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are holders of the Existing Notes and may tender the Existing Notes for their own account or for the accounts of their customers in connection with the Tender Offer. The net proceeds from this offering are expected to be used to optionally redeem the Existing Notes and as a result certain underwriters and their respective affiliates will receive proceeds from this offering.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE SHARES

The validity of the shares of mandatory convertible preferred stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP.

EXPERTS

The consolidated balance sheets of Unisys Corporation as of December 31, 2010 and 2009 and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2010, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$1,100,000,000

UNISYS CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

STOCK PURCHASE CONTRACTS

We may offer and sell debt securities, shares of common stock or shares of preferred stock, warrants and stock purchase contracts. We may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,100,000,000. These securities may be offered and sold from time to time in amounts, at prices and on terms to be determined at the time of offering.

We will provide the specific terms of the securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, the related supplements and any incorporated documents carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We may offer these securities directly to investors, through agents, underwriters or dealers on a continued or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Our common stock is listed on the New York Stock Exchange under the symbol “UIS.”

Before you invest, you should read this prospectus, any prospectus supplement, as well as the risks described in the documents incorporated by reference.

You should consider carefully the risk factors beginning on page 5 of this prospectus before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 4, 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

When used in this prospectus, the terms “Unisys,” “we,” “our” and “us” refer to Unisys Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. We maintain a web site at www.unisys.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

You may also read and copy reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

1.	Annual Report on Form 10-K for the year ended December 31, 2008 (including information specifically incorporated by reference into the Annual Report on Form 10-K from the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2009).

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

3.	Current Reports on Form 8-K filed on February 4, 2009, March 10, 2009, April 30, 2009 and May 11, 2009.

4.	The description of our common stock contained in the registration statement of Burroughs Corporation on Form 8-B filed on May 29, 1984, as amended on Form 8 filed on May 7, 1991.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Unisys Corporation

Unisys Way

Blue Bell, Pennsylvania 19424

Attention: Financial Communications

(215) 986-5777

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain and incorporate by reference statements that do not directly or exclusively relate to historical facts. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects” and similar expressions may identify such forward-looking statements. All forward-looking statements rely on assumptions and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from expectations. Factors that could affect future results include, but are not limited to, the following:

•	our business is affected by the economic and business environment;

•	our future results may depend on our ability to access external credit markets;

•	we have significant pension obligations;

•	our future results will depend on the success of our turnaround program;

•	we face aggressive competition in the information services and technology marketplace;

•	we face volatility and rapid technological change in our industry;

•	our future results will depend on our ability to retain significant clients;

•	our future results will depend in part on our ability to grow outsourcing;

•	our future results will also depend in part on our ability to drive profitable growth in consulting and systems integration;

•	our future results will also depend in part on market demand for our high-end enterprise servers and maintenance on these servers;

•	our contracts with U.S. governmental agencies may be subject to audits, criminal penalties, sanctions and other expenses and fines;

•	our contracts may not be as profitable as expected or provide the expected level of revenues;

•	we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products;

•	our future results will depend in part on the performance and capabilities of third parties;

•	we are subject to the risks of doing business internationally;

•	if we do not meet New York Stock Exchange listing requirements, our common stock may be delisted;

•	we could face business and financial risk in implementing future dispositions or acquisitions;

•	our services or products may infringe upon the intellectual property rights of others; and

•	pending litigation could affect our results of operations or cash flow.

Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

ABOUT UNISYS

Unisys Corporation is a worldwide information technology (“IT”) company. We provide a portfolio of IT services, software, and technology that solves critical problems for clients. We specialize in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, the company brings together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. Unisys serves commercial organizations and government agencies throughout the world. We operate in two business segments—Services and Technology.

In the Services segment, we design, build, and manage IT systems and provide services that help our clients improve their competitiveness, security, and cost-efficiency. Our services include outsourcing, systems integration and consulting, infrastructure services and core maintenance.

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In outsourcing, we manage a customer’s data centers and end-user environments as well as specific business processes, such as check processing, insurance claims processing, health claims processing, mortgage administration, citizen registry and cargo management.

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In systems integration and consulting, we design and develop innovative solutions for specific industries—such as check processing systems, public welfare systems, airline reservations and communications messaging solutions.

•	In infrastructure services, we design and support customers’ IT infrastructure, including their networks, desktops, servers, and mobile and wireless systems.

•	In core maintenance, we provide maintenance of Unisys proprietary products.

In the Technology segment, we design and develop servers and related services and products that help clients modernize their data center environments to reduce costs and improve efficiency. As a pioneer in large-scale computing, Unisys offers deep experience and rich technological capabilities in transaction-intensive, mission-critical environments. We provide a range of infrastructure management offerings to help clients virtualize and automate their data-center environments. Product offerings include enterprise-class servers based on our Cellular MultiProcessing architecture, such as the ClearPath family of servers and the ES7000 family of Intel-based servers, as well as operating system software and middleware. We also provide specialized technologies such as payment systems and third-party technology products.

To drive future growth, Unisys is focusing its resources and investments in four targeted, high-potential market areas: security (including IT security and physical security); data center transformation and outsourcing services; end-user outsourcing and support services; and applications modernization and outsourcing services.

The primary vertical markets Unisys serves include the public sector (including the U.S. federal government), financial services and other commercial markets including communications and transportation.

We market our products and services primarily through a direct sales force. In certain foreign countries, we market primarily through distributors. Complementing our direct sales force, we make use of a select group of alliance partners to market and complement our services and product portfolio.

Our principal executive offices are located at Unisys Way, Blue Bell, Pennsylvania 19424 and our telephone number is (215) 986-4011.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes, to reduce or refinance indebtedness and to make acquisitions or engage in other business opportunities.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges presented below should be read together with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q and any other documents filed under the Exchange Act that are incorporated by reference herein. The ratio of earnings to fixed charges for our last fiscal quarter and each of our last five fiscal years appears below. We computed the ratio of earnings to fixed charges by dividing earnings (loss) by fixed charges. Earnings (loss) consist of income (loss) from continuing operations before income taxes, minus undistributed earnings of associated companies, plus amortization of capitalized interest and fixed charges, less interest capitalized during the period. Fixed charges consist of interest expense on all indebtedness, interest capitalized during the period, amortization of debt issuance expense and the portion of rental expense representative of interest.

The following table sets forth our ratio of earnings to fixed charges for each of the periods shown:

	Three Months Ended March 31, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	*	*	1.24	*	*	*

*	Earnings for the three months ended March 31, 2009 and the years ended December 31, 2008, 2006, 2005 and 2004 were inadequate to cover fixed charges by approximately $4.1 million, $57.4 million, $233.9 million, $212.4 million and $104.1 million, respectively.

Since we had no preferred stock outstanding during any of the periods presented, the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends are the same.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. You should refer to the applicable indenture and the applicable prospectus supplement and any documents incorporated herein or therein by reference for more specific information and the specific terms of a particular offering.

General

Our debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities, if unsecured, will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior to all of our existing and future senior indebtedness in right of payment.

The senior debt securities will be issued under a senior indenture between us and Deutsche Bank Trust Company Americas or another trustee chosen by us, and the subordinated debt securities will be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas or another trustee chosen by us, in each case as may be supplemented by a supplemental indenture relating to the specific terms of the debt securities offered. We have filed copies of both indentures as exhibits to the registration statement of which this prospectus is a part.

The indentures do not limit the amount of debt securities that we may issue and permit us to issue securities from time to time in one or more series. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. We may issue our debt securities separately or upon conversion of or in exchange for our preferred stock or other debt securities. The debt securities will be our direct unsecured general obligations. They may bear interest at a fixed or floating rate or they may not bear interest. We may issue debt securities at, above or below their stated principal amount, as described more fully in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior or subordinated;

•	the total amount of the debt securities authorized and the amount outstanding, if any;

•	any limit on the aggregate principal amount of the debt securities offered by that prospectus supplement;

•	whether the debt securities will be guaranteed and the identity of the guarantors, if applicable;

•	when the principal of the debt securities will mature;

•	the interest rate, if any, or the method for determining it, including any procedures to determine, vary or reset the interest rate;

•	when interest, if any, will be payable, as well as the record dates for determining to whom we will pay interest;

•	where the principal of, and premium and interest if any on, the debt securities will be paid;

•	redemption, call, repurchase or sinking fund provisions, if any;

•	whether the debt securities will be issued in global or certificated form and, in the case of global securities, the name of the depositary, if any;

•	if we are going to make payments to the holder in a foreign currency or currencies, the currency or currencies and manner of conversion from U.S. dollars;

•	any index we may use to determine the amount of payment of principal of, and premium and interest, if any, on, the debt securities;

•	whether the debt securities are convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur;

•	any additions or changes to events of default or covenants provided in the applicable indenture;

•	any other terms of the debt securities that vary from the terms in the applicable indenture;

•	whether the debt securities will be secured or unsecured and the terms and collateral of any secured debt securities;

•	any material U.S. federal income tax considerations; and

•	any other information we think is important with respect to the terms and other provisions of the securities.

Denominations, Registration and Transfer

We will issue debt securities as registered securities (without coupons) either in certificated form or in the form of one or more global securities. We will issue book-entry debt securities as registered global securities. Each global security will be issued in the denomination of the aggregate principal amount of the securities that it represents. Unless otherwise stated in the applicable prospectus, we will issue the debt securities in denominations of $1,000 or integral multiples thereof.

A holder may exchange certificated debt securities for other debt securities of the same series in a like aggregate principal amount but in different authorized denominations. Whenever any such debt securities are surrendered for exchange, we will execute, and the trustee will authenticate and deliver, the debt securities that the holder making the exchange is entitled to receive.

A holder may present debt securities in certificated form for registration of transfer (with the form of transfer printed on the security duly executed) at the office of the security registrar that we designate for such purpose. Unless we state otherwise in the applicable prospectus supplement, the security registrar will be the trustee we appointed under the indenture for the applicable debt securities. There will be no service charge to register the transfer, but the holder is responsible for paying any taxes and other governmental charges. Any transfer or exchange is subject to the security registrar being satisfied with the documents of title and identity of the person making the request.

For a discussion of restrictions on the exchange, registration and transfer of global securities, see the section below entitled “—Global Securities”.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, we will pay the principal of, and premium and interest, if any, on, debt securities to a paying agent, whom we will designate from time to time. However, at our option we may pay any interest (1) by check mailed to each holder at such holder’s address appearing in the security register or (2) by wire transfer to an account maintained by each holder. Unless otherwise stated in the applicable prospectus supplement, we will pay interest to each holder on the applicable payment date if the debt security is registered in such holder’s name at the close of business on the regular record date for that interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the trustee under the applicable indenture will act as our sole paying agent through its principal office. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for each series. If, after two years, moneys that we paid to a paying agent remain unclaimed, the paying agent will remit the moneys to us, together with any interest, and each holder may look only to us for payment (or to the applicable state if we are required to escheat the moneys).

Global Securities

We will deposit any global securities with a depositary or its nominee identified in the applicable prospectus supplement. While the applicable prospectus supplement will describe the specific terms of the depositary arrangement, we expect the following general provisions to apply to our depositary arrangements:

Global securities will be registered in the name of the depositary or its nominee. Upon the issuance of a global security, the depositary or nominee will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or nominee. If we are offering and selling the debt securities directly, we will designate the accounts to be credited; otherwise, our underwriter or agent will do so. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of securities receive them in certificated form. This may limit the ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in the global securities will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustees, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

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the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and thereafter a successor is not appointed within 90 days; or

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we determine in our sole discretion that we will no longer have debt securities represented by global securities or that we will permit global securities to be exchanged for certificated debt securities.

Certain Covenants Applicable to Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will have the benefit of the following covenants contained in the senior indenture, and subordinated debt securities will not have the benefit of these covenants:

Limitation Upon Mortgages and Liens

Neither Unisys nor any of its Subsidiaries will create or assume, except in favor of Unisys or a Wholly-Owned Subsidiary, any mortgage, pledge, lien or encumbrance upon any Real Property or any stock or indebtedness of any Subsidiary without equally and ratably securing the outstanding senior debt securities. This limitation will not apply to permitted encumbrances specified in the senior indenture, including:

•	mortgages, pledges, liens and encumbrances existing on the execution date of the senior indenture;

•	purchase money mortgages entered into within specified time limits;

•	liens existing on acquired property;

•	tax, materialmen’s, mechanics’ and judgment liens, liens arising by operation of law and other similar liens;

•	liens in connection with government contracts;

•	mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with tax-exempt financings;

•	pledges of customers’ accounts or paper; and

•

mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured plus the Attributable Debt in respect of certain sale and leaseback transactions does not exceed the greater of $250,000,000 or 5% of Consolidated Stockholders’ Equity.

Limitation Upon Sale and Leaseback Transactions

Unisys and each of its Subsidiaries will be prohibited from selling any Real Property with the intention of taking back a lease thereof (other than a temporary lease of not more than 36 months), unless:

•

the sum of the Attributable Debt with respect to property involved in sale and leaseback transactions not otherwise permitted plus all indebtedness secured by certain mortgages, pledges, liens and encumbrances does not exceed the greater of $250,000,000 or 5% of Consolidated Stockholders’ Equity; or

•

the greater of the net proceeds of the sale or the fair market value of the Real Property (which may be conclusively determined by our board of directors) are applied within 120 days to the optional retirement of outstanding senior debt securities or to the optional retirement of other Funded Debt (as defined in the senior indenture) ranking on a parity with the senior debt securities.

Certain Definitions

The capitalized terms used in the summary of the covenants above have the following definitions:

“Attributable Debt” means, as to any sale and leaseback transaction, at any date as of which the amount thereof is to be determined, the total amount determined by multiplying (1) the aggregate sale price of the Real Property by (2) a fraction, the numerator of which is the number of months in the unexpired term of the lease of the Real Property and the denominator of which is the number of months in the full term of such lease (in each case excluding any renewal term unless the renewal is at the option of the lessor).

“Consolidated Stockholders’ Equity” means the total stockholders’ equity of Unisys and its consolidated subsidiaries which, under generally accepted accounting principles in the United States, would appear on a consolidated balance sheet of Unisys and its subsidiaries, excluding direct equity adjustments effected pursuant to certain generally accepted accounting principles.

“Real Property” means any real property, and any building, structure or other facility thereon, located in the United States that Unisys or any Subsidiary owns and that has a gross book value (without deduction of any depreciation reserves) on the date as of which the determination is being made in excess of 1% of Consolidated Stockholders’ Equity. The definition excludes any such real property and any building, structure or other facility or portion thereof thereon, that in the opinion of our board of directors, is not of material importance to the business conducted by Unisys and its Subsidiaries, taken as a whole.

“Subsidiary” means any corporation of which at least a majority of the outstanding voting stock is owned by Unisys or by other Subsidiaries, but will not include any such corporation (an “Affiliated Corporation”) which:

•	does not transact any substantial portion of its business or regularly maintain any substantial portion of its operating assets in the United States;

•	is principally engaged in financing sales or leases of merchandise, equipment or services by Unisys, a Subsidiary or another Affiliated Corporation;

•	is principally engaged in holding or dealing in real estate; or

•	is principally engaged in the holding of stock in, and/or the financing of operations of, Affiliated Corporations.

“Wholly-Owned Subsidiary” means a Subsidiary of which all of the outstanding voting stock (other than directors’ qualifying shares) is at the time, directly or indirectly, owned by Unisys and/or by one or more Wholly-Owned Subsidiaries.

Consolidation, Merger, Sale or Lease of Assets

Each indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that:

•	the successor corporation assumes our obligations under the indenture and the debt securities issued thereunder;

•	after giving effect to the transaction, no event of default and no event which, after notice or lapse of time, would become an event of default shall have occurred and be continuing; and

•	any other conditions that may be specified with respect to a particular series of debt securities are met.

Events of Default

Except as may be provided in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment in respect of any debt security of that series when due;

•

failure to perform any other covenant of Unisys in the applicable indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% in aggregate principal amount of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. If we issued the securities with original issue discount, less than the stated principal amount may become payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Each of the indentures provides that, subject to the trustee’s duty to act with the required standard of care during a default, the applicable trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the applicable trustee. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We are required to furnish the trustees annually with a statement as to our compliance with our obligations under the indentures and as to any defaults.

Modification and Waiver

We and the trustees may enter into supplemental indentures without the consent of any holders of the debt securities for the purposes, among other things, of expanding our covenants for the benefit of the holders of any series of debt securities, adding additional events of default for the benefit of the holders of any series of debt securities, adding guarantees, adding security, establishing the form or terms of debt securities or curing ambiguities or inconsistencies.

We may make other modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, the consent of all of the holders of our debt securities that are affected by a modification or amendment is required:

•	to change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	to reduce the principal amount of, or any premium or interest on, any debt security;

•	to reduce the amount of principal of debt securities issued with original issue discount payable upon acceleration of the maturity thereof;

•	to change the currency of payment of principal of, or any premium or interest on, any debt security;

•	to impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	to reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series, except a default in the payment of the principal of, or premium or interest, if any, on, any of the debt securities of that series or in respect of a covenant or provision of the indenture that cannot, under the terms of the indenture, be modified or amended without the consent of the holders of each outstanding debt security affected thereby.

Defeasance

Except as specified with respect to debt securities of a particular series, we may discharge our obligations in respect of the debt securities of any series (including, in the case of the senior debt securities, our obligations to abide by certain covenants) by depositing with the trustee, in trust, money or government obligations which, through the payment of interest, principal and premium, if any, in accordance with their terms, will provide money in an amount sufficient to pay all the interest, principal and premium, if any, on the debt securities of that series on the dates those payments are due in accordance with the terms of the series. We must also, among other things, deliver to the applicable trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the holders of the debt securities of the series to recognize income, gain or loss for U.S. income tax purposes and (2) the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. Notwithstanding the foregoing, we may not be discharged from certain obligations to register the transfer or exchange of debt securities of a series, convert debt securities of a series, replace stolen, lost or mutilated debt securities of a series, maintain paying agencies or hold moneys for payment in trust.

Conversion Rights

The applicable prospectus supplement will describe the terms on which holders of our debt securities of a series may convert the securities into our preferred stock or our common stock. Conversion may be mandatory, at the option of the holder, or at our option, as described in the applicable prospectus supplement.

Subordination Provisions

Our subordinated debt securities will be subordinated in right of payment, to the extent provided in the subordinated indenture or as described in an applicable prospectus supplement, to the prior payment in full of our senior indebtedness. If we distribute our assets to creditors upon liquidation, dissolution, reorganization, insolvency, bankruptcy or under similar circumstances, holders of our senior debt will be entitled to be paid in full before any payments will be made on our subordinated debt securities. In addition, unless otherwise provided in an applicable prospectus supplement, we will not make any payment of principal, premium or interest with respect to subordinated debt securities or on account of their purchase, redemption or other acquisition if any default in the payment of principal, premium or interest on any senior indebtedness occurs and continues beyond any applicable grace period.

If the subordinated trustee or the holders of our subordinated debt securities receive a payment that should not have been paid because of the existence of any of the events described above, they will be required to turn over the funds to the holders of our senior debt. In addition, subject to the payment in full of all senior debt, holders of subordinated debt securities will be subrogated to the rights of the holders of that senior debt with respect to the right to receive payments or distributions of our cash, property or securities applicable to that senior debt until all amounts owing on the subordinated debt securities are paid in full.

By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our creditors may recover more, ratably, than holders of the subordinated debt securities.

The subordinated indenture does not place any limits on the amount of other indebtedness, including senior indebtedness, that we may issue.

“Senior indebtedness” with respect to any series of subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series. The prospectus supplement, or the information incorporated by reference therein, will also set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Notices

Notices will be mailed to holders of debt securities at their addresses as they appear in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Affiliates of Deutsche Bank Trust Company Americas have normal banking relationships with us and one of its affiliates participates as a lender in our revolving credit facility. Deutsche Bank Trust Company Americas and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our common stock, our preferred stock and certain provisions of the Delaware General Corporation Law. For more detailed information, you should refer to our restated certificate of incorporation and by-laws, copies of which have been filed with the SEC and incorporated by reference into this prospectus, and the relevant provisions of the Delaware General Corporation Law.

General

Our authorized capital stock consists of:

•	720,000,000 shares of common stock, par value $.01 per share; and

•	40,000,000 shares of preferred stock, par value $1 per share, including 1,500,000 shares that have been designated as junior participating preferred stock.

As of March 31, 2009, there were approximately 370,314,728 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Subject to the rights of any holders of shares of preferred stock and except as otherwise may be required by applicable law, holders of shares of common stock:

•	are entitled to receive dividends when and as declared by the board of directors from funds legally available for that purpose;

•	have the exclusive right to vote on all matters on which stockholders generally are entitled to vote, including the election of directors, and are entitled to one vote per share; and

•	are entitled, upon any liquidation, dissolution or winding up of Unisys, to a pro rata distribution of the assets and funds available for distribution to stockholders.

Holders of shares of common stock do not have preemptive rights to subscribe for additional shares of common stock or securities convertible into shares of common stock. Our common stock is currently listed on the New York Stock Exchange under the symbol “UIS”. The Bank of New York Mellon Corporation is the transfer agent for our common stock.

We have not declared or paid any cash dividends on our common stock since 1990 and do not anticipate declaring or paying dividends on the common stock in the foreseeable future. Certain of our debt instruments and credit facilities may restrict our ability to pay dividends.

Any shares of common stock that we issue will be fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock we may offer, our board of directors has the authority, subject to applicable law, to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	the ranking of that series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the dividend rate, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if Unisys is dissolved or liquidated;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	the voting rights for the shares of that series; and

•	any other rights, preferences or limitations of that series.

Holders of any shares of preferred stock will have no preemptive rights with respect to such shares unless specified in the applicable prospectus supplement. In addition, the rights of holders of any shares of preferred stock with respect to such shares will be subordinate to the rights of our general creditors. Any shares of preferred stock that we issue will be fully paid and nonassessable.

If we offer preferred stock, the applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the preferred stock. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designations as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Junior Participating Preferred Stock

Our certificate of incorporation authorizes our board of directors to provide for the issuance of shares of our junior participating preferred stock. The shares of junior participating preferred stock will be nonredeemable. Each share of junior participating preferred stock will have a preferential quarterly dividend equal to the greater of (1) $15 per share or (2) 300 times the aggregate dividend declared per share of common stock. In the event of liquidation, the holders of the shares of junior participating preferred stock will receive a preferred liquidation payment of $100 per share, and will be entitled to receive an aggregate liquidation payment per share equal to 300 times the payment made per share of common stock. Each share of the junior participating preferred stock will have 300 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of the junior participating preferred stock will be entitled to receive 300 times the amount received per share of common stock. The junior participating preferred stock has customary antidilution provisions to protect the dividend, liquidation and voting rights described above.

Anti-Takeover Provisions

Delaware Law

Unisys is a Delaware corporation and subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time of the transaction in which the person became an interested stockholder. The provision does not apply if:

•	prior to such time, either the business combination or such transaction is approved by the board of directors of the corporation;

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

•

on or after such time, the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control or reducing the price that some investors might be willing to pay in the future for our common stock.

Corporate Documents

Our certificate of incorporation and by-laws also contain anti-takeover provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control unless the board approves it. These provisions may also make it more difficult to remove the current board of directors.

•

Classified Board — The certificate of incorporation and by-laws provide that the board of directors shall have no fewer than 10 and no more than 20 members, with the exact number to be fixed by the board of directors. The board of directors is divided into three classes of directors, as nearly equal in number as possible. One class of directors is elected each year for a term of three years.

•

Removal of Directors; Vacancies — Directors may be removed from office only for cause and only by the affirmative vote of at least 80% of the outstanding voting stock. Vacancies in the board of directors and newly created directorships are filled for the unexpired term only by the vote of a majority of the remaining directors in office.

•

Special Meetings of Stockholders — Under the certificate of incorporation and by-laws, stockholders may not call a special meeting of stockholders. Only the board of directors, by resolution adopted by a majority of the entire board, may call a special meeting of stockholders.

•

Action by Written Consent — The Delaware General Corporation Law provides that, unless specifically prohibited by the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of capital stock having the requisite number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Our certificate of incorporation requires that stockholder action be taken at a meeting of stockholders and prohibits stockholder action by written consent.

•

Business Combinations — The certificate of incorporation provides that mergers, consolidations, sales or other transfers of assets of, issuances or reclassifications of securities of, or adoptions of plans of liquidation by Unisys (individually, a “corporate transaction”) must be approved by 80% or more of the voting stock when the action involves a person (a “20% stockholder”) who beneficially owns more than 20% of the then outstanding shares of voting stock, unless minimum price, form of consideration and procedural requirements (the “fair price provisions”) are satisfied or unless a majority of the directors not affiliated with the 20% stockholder approve the corporate transaction.

The affirmative vote of 80% or more of the then outstanding shares of voting stock is required to amend, alter or repeal the provisions of the certificate of incorporation and by-laws discussed above.

The purpose of the provisions of the certificate of incorporation and by-laws relating to (1) a classified board of directors; (2) the removal of directors and the filling of vacancies; (3) the prohibition of stockholder action by written consent and (4) supermajority voting requirements for the repeal of these provisions is to help assure the continuity and stability of our business strategies and policies and to discourage many types of transactions that involve an actual or threatened change of control of Unisys. They are designed to make it more difficult and time-consuming to change majority control of the board of directors and thus to reduce the vulnerability of Unisys to an unsolicited takeover proposal that does not contemplate the acquisition of at least 80% of the voting stock or to an unsolicited proposal for the restructuring or sale of all or part of the company.

These charter and by-law provisions may make more difficult or discourage a proxy contest, or the assumption of control, by a holder of a substantial block of shares of common stock, or the removal of the incumbent board of directors, and could thus increase the likelihood that incumbent directors will retain their positions. In addition, since the fair price provisions discussed above provide that corporate transactions involving Unisys and a 20% stockholder may not be consummated without the approval of a majority of unaffiliated directors (unless the transaction meets specified criteria or is approved by supermajority vote), these provisions could give incumbent management the power to prevent certain takeovers. The fair price provisions may also discourage attempts to effect a “two-step” acquisition in which a third party purchases a controlling interest in cash and acquires the balance of the voting stock for less desirable consideration. Under the classified board and related provisions, the third party would not immediately obtain the ability to control the board of directors through its first-step acquisition and, under the fair price provisions, having made the first-step acquisition, the third party could not acquire the balance of the voting stock for a lower price without a supermajority vote or the approval of a majority of the unaffiliated directors.

These provisions of the certificate of incorporation and by-laws help ensure that the board of directors, if confronted with an unsolicited proposal from a third party that has acquired a block of shares of common stock, will have sufficient time to review the proposal and to consider appropriate alternatives for Unisys stockholders.

These provisions are also intended to encourage persons seeking to acquire control of Unisys to initiate such an acquisition through arm’s-length negotiations with the board of directors, who would then be in a position to negotiate a transaction that would treat all stockholders in substantially the same manner. The provisions may have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of Unisys, even though such an attempt might be beneficial to the company and its stockholders. In addition, since the provisions are designed to discourage accumulations of large blocks of shares of common stock by purchasers whose objective is to have those shares repurchased by the company at a premium, the provisions could tend to reduce the temporary fluctuations in the market price of common stock caused by these accumulations. Accordingly, Unisys stockholders could be deprived of the opportunity to sell their shares at a potentially higher market price.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrant agreement with the SEC in connection with any offering of warrants.

We will describe the terms of any warrants we issue in a prospectus supplement. Those terms will include the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the amount of securities that may be purchased upon exercise of a warrant and the exercise price;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	a description of the securities purchasable upon exercise of the warrants;

•	if applicable, a description of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information relating to book-entry procedures, if any;

•	anti-dilution provisions, if any;

•	redemption or call provisions, if any; and

•	any other information we think is important.

In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of Unisys common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. In the applicable prospectus supplement, we will also discuss any material U.S. federal income tax considerations applicable to the stock purchase contracts.

PLAN OF DISTRIBUTION

We may sell the securities offered in the prospectus in any of, or any combination of, the following ways:

•	through underwriters or dealers;

•	directly to purchasers; or

•	through agents.

We or any of our agents may directly solicit offers to purchase these securities. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for Unisys by Nancy Straus Sundheim, our Senior Vice President, General Counsel and Secretary, and for any agents or underwriters by Simpson Thacher & Bartlett LLP, New York, New York. As of May 14, 2009, Ms. Sundheim owned 46,464 shares of Unisys common stock, held options to purchase 827,000 additional shares of Unisys common stock and held 14,158 restricted stock units that will vest into shares of Unisys common stock based on the passage of time. From time to time, Simpson Thacher & Bartlett LLP has performed legal services for Unisys.

EXPERTS

The consolidated financial statements and schedule of Unisys Corporation and its subsidiaries as of December 31, 2008, and for the year ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements included in our Current Report on Form 8-K filed on May 11, 2009 at December 31, 2007, and for each of the two years in the period ended December 31, 2007 (including the financial statement schedule for the years ended December 31, 2007 included in Form 10-K for the year ended December 31, 2008) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

2,250,000 Shares

6.25% Mandatory Convertible Preferred Stock, Series A

Unisys Corporation

Goldman, Sachs & Co.	Citi

RBS

February 22, 2011